As filed with the Securities and Exchange Commission on September 7, 2010

Registration No. 333-167594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Teucrium Commodity Trust
(Registrant)

Delaware
(State or other jurisdiction of incorporation or organization)

6799
(Primary Standard Industrial Classification Code Number)

61-1604335
(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie
President
Teucrium Trading, LLC
232 Hidden Lake Road
Building A
Brattleboro, Vermont 05301
Phone: (802) 257-1617

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Heather C. Harker, Esq.
Dykema Gossett PLLC
1300 I Street, N.W.
Suite 300 West
Washington, DC 20005

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company under Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common units of Teucrium WTI Crude Oil Fund, a series of the Registrant	15,000,000	$50.00	$750,000,000	$53,478.00

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.
**Reflects prior payment of registration fee of $178.26 for 100,000 shares pursuant to the initial filing of the registration statement on June 17, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion September 7, 2010

Teucrium WTI Crude Oil Fund
15,000,000 Shares

Teucrium WTI Crude   Oil Fund (the “Fund”) is a commodity pool that is a series of Teucrium Commodity Trust (“Trust”), a Delaware statutory trust.  The Fund will issue common units representing fractional undivided beneficial interests in such Fund, called “Shares.”  The Fund intends to continuously offer creation baskets consisting of 25,000 Shares at their net asset value (“NAV”) to “Authorized Purchasers” (as defined below) through Foreside Fund Services, LLC, which is the marketing agent for Shares of the Fund (the “Marketing Agent”).  Authorized Purchasers, in turn, may offer to the public Shares of any baskets they create.  Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser.  Authorized Purchasers will sell such Shares, which will be listed on the NYSE Arca exchange (“NYSE Arca”) and, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for oil interests.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.   The Fund’s Shares are expected to trade on the secondary market on the NYSE Arca at prices that are lower or higher than their net asset value per Share.  Fund Shares will be listed on the NYSE Arca under the symbol “CRUD.”

The investment objective of the Fund is to have daily changes in percentage terms of the Fund’s NAV per Share reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three West Texas Intermediate (“WTI”) crude oil futures contracts.  The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor“).

This is a best efforts offering; the Marketing Agent is not required to sell any specific number or dollar amount of Shares, but will use its best efforts to sell Shares.  An Authorized Purchaser is under no obligation to purchase Shares.  This is intended to be a continuous offering that will terminate on _________, 2012 (two years from the date of this prospectus), unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules under the Securities Act of 1933.   See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks.  See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 16 .  The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS COMMODITY POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per share	Per Basket
Price of the Shares *	$50.00	$1, 250,000

* Based on closing net asset value on [date]. The price may vary based on net asset value in effect on a particular day.

The date of this prospectus is ________, 2010.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 57 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 1.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7 .

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

TEUCRIUM WTI CRUDE OIL FUND

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
Principal Offices of the Fund and the Sponsor	1
Breakeven Point	1
Overview of the Fund	1
The Shares	5
The Fund’s Investments in Oil Interests	6
Principal Investment Risks of an Investment in the Fund	7
Financial Condition of the Fund	9
Defined Terms	9
Breakeven Analysis	9
The Offering	11
WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?	16
Risks Associated With Investing Directly or Indirectly in Crude Oil	16
The Fund’s Operating Risks	23
Risk of Leverage and Volatility	35
Over-the-Counter Contract Risk	35
Risk of Trading in International Markets	36
Tax Risk	37
THE OFFERING	39
The Fund in General	39
The Sponsor	39
The Trustee	42
Operation of the Fund	43
Futures Contracts	47
Over-the-Counter Derivatives	51
Benchmark Performance	53
WTI Light, Sweet Crude Oil and the Oil Industry	53

i

The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents	54
Other Trading Policies of the Fund	54
The Service Providers	55
Fees to be Paid by the Fund	57
Form of Shares	58
Transfer of Shares	58
Inter-Series Limitation on Liability	59
Plan of Distribution	60
The Flow of Shares	62
Calculating NAV	63
Creation and Redemption of Shares	64
Secondary Market Transactions	69
Use of Proceeds	69
Management’s Discussion and Analysis of Financial Condition and Results of Operations	70
The Trust Agreement	74
The Sponsor Has Conflicts of Interest	78
Provisions of Federal and State Securities Laws	80
Books and Records	80
Analysis of Critical Accounting Policies	81
Statements, Filings, and Reports to Shareholders	81
Fiscal Year	81
Governing Law; Consent to Delaware Jurisdiction	82
Legal Matters	82
Privacy Policy	82
U.S. Federal Income Tax Considerations	83
Investment By ERISA Accounts	96
INFORMATION YOU SHOULD KNOW	99
WHERE YOU CAN FIND MORE INFORMATION	100
TEUCRIUM TRADING, LLC — INDEX TO FINANCIAL STATEMENTS	101
TEUCRIUM COMMODITY TRUST — INDEX TO FINANCIAL STATEMENTS	114
TEUCRIUM WTI CRUDE OIL FUND — INDEX TO FINANCIAL STATEMENTS	129

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 16, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The principal office of the Trust and the Fund is located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301. The telephone number is (802) 257-1617. The Sponsor’s principal office is also located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, and its telephone number is also (802) 257-1617.

Breakeven Point

 The amount of trading income required for the redemption value of a Share at the end of one year to equal the initial selling price of the Share, assuming an initial selling price of $50.00, is $0.67 or 1.34% of the initial selling price. For more information, see “Breakeven Analysis” below.

Overview of the Fund

Teucrium WTI Crude Oil Fund (the “Fund” or “Us” or “We”) is a commodity pool that will issue Shares that may be purchased and sold on the NYSE Arca. The Fund is a series of the Teucrium Commodity Trust (“Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund is one of five series of the Trust; each series is operated as a separate commodity pool. Additional series of the Trust may be created in the future. The Trust and the Fund operate pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Fund was formed and is managed and controlled by the Sponsor, Teucrium Trading, LLC. The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Sponsor first intends to use this prospectus on or about _____, 2010, the date of this prospectus.

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for futures contracts for WTI crude oil, also known as Texas Light Sweet crude oil (“Oil Futures Contracts”) traded on the NYMEX, specifically (1) the nearest to spot June or December Oil Futures Contract, weighted 35%; (2) the June or December Oil Futures Contract following the aforementioned (1), weighted 30%; and (3) the June or December Oil Futures Contract following the aforementioned (2), weighted 35%; before taking Fund expenses and interest income into account. (This weighted average of the three referenced Oil Futures Contracts is referred to herein as the “Benchmark,” and the three Oil Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

The Fund seeks to achieve its investment objective by investing under normal market conditions primarily in Benchmark Component Futures Contracts and in comparable contracts traded on the NYMEX and to a lesser extent the IntercontinentalExchange (“ICE”). The Fund may also invest in other kinds of crude oil futures contracts traded on the NYMEX or ICE or on other domestic or foreign exchanges. This prospectus refers to exchange-traded crude oil futures contracts, collectively, as “Oil Futures Contracts.” In addition to Oil Futures Contracts, the Fund may invest in exchange-traded options on Oil Futures Contracts and in over-the-counter investment options based on the price of crude oil and Oil Futures Contracts, such as forward contracts and swaps (collectively, “Other Oil Interests,” and together with Oil Futures Contracts, “Oil Interests”). See “The Offering – Futures Contracts” below. By utilizing certain or all of these investments, the Sponsor will endeavor to cause the Fund's performance, before taking Fund expenses and any interest income from the cash, cash equivalents and U.S. Treasury securities held by the Fund into account, to closely track that of the Benchmark. The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management. The Sponsor is also authorized to select futures commission merchants to execute the Fund’s transactions in Oil Futures Contracts.

Light Sweet Crude Oil Futures Contracts traded on the NYMEX are listed for the current year and the next 8 years. However, the nature of the Benchmark is such that the Fund will not hold futures contracts beyond approximately the first 18 months of listed Oil Futures Contracts.

It is the intent of the Sponsor to never hold a Benchmark Component Futures Contract to spot. For example, in terms of the Benchmark, in April of a given year, the Benchmark Component Futures Contracts will be the contracts expiring in June (the first-to-expire Benchmark Component), December (the second-to-expire Benchmark Component), and June of the following year (the third-to-expire Benchmark Component). Because the next-to-expire Benchmark Component Oil Futures Contract (the June contract) will become spot on the third-to-last trading day prior to the 25th calendar day in April, the Sponsor will “roll” or change that contract prior to the third-to-last trading day prior to the 25 calendar day in April for a position in December of the following year, never holding any futures contract to spot.  The Fund seeks to achieve its investment objective primarily by investing in Oil Interests such that daily changes in the Fund’s NAV will be expected to closely track the changes in the Benchmark. The Fund’s positions in Oil Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, three times a year (on the month in which a Benchmark Component Oil Futures Contract is set to become the first-to-expire Oil Futures contract listed on NYMEX (commonly call the “spot” contract), the first-to-expire Benchmark Component Contract will become the next-to-expire (spot) Oil Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.

In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments typically will not be rolled entirely on that day, but will typically be rolled over a period of several days.

The Fund may invest in Oil Interests other than the Benchmark Component Futures Contracts. For example, Other Oil Interests that do not have standardized terms and are not exchange-traded, referred to as “over-the-counter” Oil Interests, can generally be structured as the parties to the Oil Interest contract desire. Therefore, the Fund might enter into multiple over-the-counter Oil Interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Oil Interest designed to replicate the performance of the Benchmark as a whole. Assuming that there is no default by a counterparty to an over-the-counter Oil Interest, the performance of the Oil Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract. The Fund might also enter into or hold Oil Interests other than Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph. In addition, the Fund might enter into or hold Oil Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons. By utilizing certain or all of the investments described above, the Sponsor will endeavor to cause the Fund’s performance, before taking Fund expenses and any interest income from the cash, cash equivalents and U.S. Treasury securities held by the Fund into account, to closely track that of the Benchmark.

The Fund invests in Oil Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Oil Interests. After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of baskets in short-term obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing the Fund is investing in Oil Interests and in Treasury Securities, cash and/or cash equivalents. The Fund will earn interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, the Bank of New York Mellon (the “Custodian”).

The Sponsor endeavors to place the Fund’s trades in Oil Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days. More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days, i.e., any trading day as of which the Fund calculates its NAV, and

•	B is the average daily change in the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities will cause the Fund’s Share price on the NYSE Arca to closely track the Fund’s NAV per share. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that the changes in the price of the Fund’s Shares on the NYSE Arca will closely track, in percentage terms, changes in the Benchmark, before taking Fund expenses and any interest income into account.

The Sponsor employs a “neutral” investment strategy intended to track the changes in the Benchmark regardless of whether the Benchmark goes up or goes down. The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in crude oil in a cost-effective manner. Such investors may include participants in the crude oil market and other industries seeking to hedge the risk of losses in their crude oil-related transactions, as well as investors seeking exposure to the crude oil market. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the crude oil market and/or the risks involved in hedging may exist. In addition, an investment in the Fund involves the risks that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of WTI light, sweet crude oil on the spot market. Furthermore, as noted above, the Fund also invests in Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Oil Interests and to invest cash not required to be used as margin or collateral. The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of WTI light, sweet crude oil or Oil Interests. While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of WTI light, sweet crude oil, this correlation is not anticipated as part of the Fund’s efforts to meet its objective. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in the Fund’s NAV and changes in the price of WTI light, sweet crude oil. The Sponsor does not intend to operate the Fund in a fashion such that its per share NAV will equal, in dollar terms, the spot price of a barrel of WTI light, sweet crude oil or the price of any particular Oil Futures Contract.

The Fund creates and redeems Shares only in blocks called Creation Baskets and Redemption Baskets, respectively. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Fund will commence making the investments described in this prospectus as quickly as practicable (no more than three business days) after the initial Creation Basket is sold. All proceeds from the sale of subsequent Creation Baskets will also be invested as quickly as practicable in such investments. The Fund’s cash and investments are held through the Fund’s Custodian, in accounts with the Fund’s commodity futures brokers or in collateral accounts with respect to over-the-counter Oil Interests. There is no stated maximum time period for the Fund’s operations and the Fund will continue until all Shares are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, however, accountability levels on Oil Futures Contracts or Other Oil Interests may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated investment objective.

Shares may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, Shares of the Fund can be purchased and sold at any time a secondary market is open.

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Oil Interests with an aggregate market value that approximates the amount of Treasury Securities and/or cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The Shares can be directly purchased from or redeemed by the Fund only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 25,000 Shares and therefore may require a commitment of over a million dollars ( e.g., 25,000 Shares times an initial Share price of $50.00 equals $1.25 million). Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. Shares will be listed and traded on the NYSE Arca under the ticker symbol “CRUD” and may be purchased and sold as individual Shares. Individuals interested in purchasing Shares in the secondary market should contact their broker. Shares purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Shares are not redeemable securities. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV.

The Shares

The Shares are registered as securities under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there will not be sinking funds. The Shares may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Shares” and holders of Fund shares (“Shareholders”) generally will not have voting rights as discussed under “The Trust Agreement – Voting Rights” below. Cumulative voting is neither permitted nor required and there are no preemptive rights. The Trust Agreement provides that, upon liquidation of the Fund, its assets will be distributed pro rata to the Shareholders based upon the number of Shares held. Each Shareholder will receive its share of the assets in cash or in kind, and the proportion of such share that is received in cash may vary from Shareholder to Shareholder, as the Sponsor in its sole discretion may decide.

The offering of Shares under this prospectus is a continuous offering under Rule 415 of the 1933 Act and will terminate on _________, 2012 (two years from the date of this prospectus). The offering may be extended beyond such date as permitted under the rules under 1933 Act. The offering will terminate before such date or before the end of any extension period if all of the registered Shares have been sold. However, the Sponsor expects to cause the Trust to file one or more additional registration statements as necessary to permit additional Shares to be registered and offered on an uninterrupted basis. This offering may also be suspended or terminated at any time for certain specified reasons, including if and when suitable investments for the Fund are not available or practicable. See “Creation and Redemption of Shares – Rejection of Purchase Orders” below. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 25,000 Shares. Under the plan of distribution, the Fund does not require a minimum purchase amount for investors who purchase Shares from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

The Fund’s Investments in Oil Interests

The Fund intends to invest primarily in Oil Futures Contracts.

•
A futures contract is a standardized contract traded on a futures exchange that calls for the future delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•	A swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.

•	A forward contract is an over-the-counter bilateral contract for the purchase of sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•
An option on a futures contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

•
Over-the-counter contracts (such as swap contracts) generally involve an exchange of a stream of payments between the contracting parties. Over-the counter contracts generally are not uniform and are not exchange-traded.

Unlike exchange-traded contracts, over-the-counter contracts expose the Fund to the credit risk of the other party to the contract. (As discussed below, exchange-traded contracts may expose the Fund to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.)

The Sponsor does not currently intend to purchase and sell WTI light, sweet crude oil in the “spot market” for the Fund. Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement period. In addition, the Sponsor does not currently intend that the Fund will enter into or hold spot month Oil Futures Contracts, except that spot month contracts that were formerly second-to-expire contracts may be held for a brief period until they can be disposed of in accordance with the Fund’s roll strategy.

A more detailed description of Oil Interests and other aspects of the crude oil and Oil Interests markets can be found later in this prospectus.

As noted, the Fund invests in Oil Futures Contracts, including those traded on the NYMEX and the ICE. The Fund expressly disclaims any association with the NYMEX or ICE or endorsement of the Fund by such exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange”, as well as “ICE” and “IntercontinentalExchange” are registered trademarks of each respective exchange.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 16.

•
Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally will not distribute dividends to Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

•
There is a risk that the changes in the price of the Fund’s Shares on the NYSE Arca in percentage terms will not closely track the changes in the price of WTI light, sweet crude oil in percentage terms. This could happen if: the price of Shares traded on the NYSE Arca does not correlate closely with the Fund’s NAV; the changes in the Fund’s NAV do not correlate closely with the changes in the price of the Benchmark Component Futures Contracts; or the changes in the Benchmark Component Futures Contracts do not correlate closely with changes in the cash or spot price of WTI light, sweet crude oil. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use the Fund as a cost-effective way to invest indirectly in crude oil or as a hedge against the risk of loss in crude oil-related transactions.

•
Investors may choose to use the Fund as a means of investing indirectly in crude oil, and there are risks involved in such investments. The risks and hazards that are inherent in oil production may cause the price of crude oil to fluctuate widely. Price movements for crude oil are influenced by, among other things, many operating risks. Such operating risks include, but are not limited to, risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards. Environmental hazards include oil spills, natural gas leaks, ruptures and discharges of toxic gases. Crude oil operations are also subject to various U.S. federal, state and local regulations that materially affect operations.

•	The Sponsor has limited experience operating a commodity pool.

•	The Fund has no operating history, so there is no performance history to serve as a basis for you to evaluate an investment in the Trust.

•
The price relationship between the near month Oil Futures Contract to expire and the Benchmark Component Futures Contracts will vary and may impact both the Fund’s total return over time and the degree to which such total return tracks the total return of crude oil price indices. In cases in which the near month contract’s price is lower than later-expiring contracts’ prices (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices, the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. In cases in which the near month contract’s price is higher than later-expiring contracts’ prices (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration.

•
Investors, including those who directly participate in the crude oil market, may choose to use the Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.

•
The Fund seeks to have the changes in its Shares’ NAV in percentage terms track changes in the Benchmark in percentage terms, rather than profit from speculative trading of Oil Interests. The Sponsor therefore endeavors to manage the Fund so that the Fund’s assets are, unlike those of many other commodity pools, not leveraged ( i.e. , so that the aggregate value of the Fund’s exposure to losses from its investments in Oil Interests at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.

•
The Fund may invest in Other Oil Interests. To the extent that these Other Oil Interests are contracts individually negotiated between their parties, they may not be as liquid as Oil Futures Contracts and will expose the Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

•
The Fund invests primarily in Oil Interests that are traded or sold in the United States. However, a portion of the Fund’s trades may take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk. Trading in non-U.S. markets also leaves the Fund susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•	Global political risks, including geopolitical conflicts and war could cause the price of WTI sweet, crude oil to fluctuate greatly impacting the Fund’s ability to meet its investment strategy.

•	The Fund invests primarily in Oil Futures Contracts traded on the NYMEX and ICE.

•
The structure and operation of the Fund may involve conflicts of interest. For example, a conflict may arise because the Sponsor and its principals and affiliates may trade for themselves. In addition, the Sponsor has sole current authority to manage the investments and operations, and the interests of the Sponsor may conflict with the Shareholders’ best interests.

•	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

•	The Fund pays fees and expenses that are incurred regardless of whether it is profitable.

•
Regulation of the financial markets is extensive and dynamic. On July 21, 2010, “The Dodd-Frank Wall Street Reform and Consumer Protection Act” was signed into law. This new law contains broad changes to the financial services industry including provisions changing the regulation of commodity interests. Such changes include the requirement that position limits on energy-based commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants”; the forced use of clearinghouse mechanisms for most over-the-counter transactions; and the aggregation, for purposes of position limits, of all positions in energy futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-t he-counter contracts. The new law and the rules to be promulgated thereunder may negatively impact the Fund’s ability to meet its investment objective.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Financial Condition of the Fund

The Fund will not calculate the NAV prior to the effective date.  The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $50.00 initial investment in a single Share to equal the amount invested twelve months after the investment was made. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per Share	$50.00
Sponsor’s Fee (1.00%) (1)	$0.50
Redemption Basket Fee (2)	$0.01
Estimated Brokerage Fees (0.01%) (3)	$0.01
Other Fund Fees and Expenses (4)	$0.19
Interest Income (0.17%) (5)	$(0.04)
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Share	$0.67
Percentage of initial selling price per share	1.34%

(1) The Fund is obligated to pay the Sponsor a management fee at the annual rate of 1.00% of the Fund’s average daily net assets, payable monthly.

(2) Authorized Purchasers are required to pay a Redemption Basket fee of $250.00 for each order they place to redeem one or more baskets.  A redemption order must be at least one basket, which is 25,000 Shares.  This breakeven analysis assumes a hypothetical investment in a single Share so the Redemption Basket fee is $0.01 (250/25,000).

(3) The Fund determined this amount as follows. Assuming that the price of a Share is $50.00, the Fund would receive $1,250,000 upon the sale of a Creation Basket (25,000 Shares multiplied by $50.00). Assuming that this entire amount is invested in Oil Futures Contracts and that there is no change in the settlement price of such contracts, the Fund would be required to purchase approximately 15 Oil Futures Contracts to support the Creation Basket ($1,250,000 divided by $80,000, the value of the April 2010 Oil Futures Contract as of October, 2009, which is used to approximate the price of the Benchmark Component Futures Contracts). In order to reflect changes in the Benchmark Component Futures Contracts, the Fund would have to replace one-quarter (approximately 4) of the contracts it holds with new contracts three times per year. Assuming further that futures commission merchants charge approximately $4.00 per Oil Futures Contract for each purchase or sale, the annual futures commission merchant charge would be approximately $96.00 (24 total Oil Futures Contract transactions (4 purchases and 4 sales) multiplied by three times per year multiplied by $4.00). As a percentage of the total investment of $1,250,000, this annual commission expense would be approximately 0.01%.

(4) Other Fund Fees and Expenses include legal, printing, accounting, custodial, administration, bookkeeping, transfer agency and marketing agent costs. The Fund assumed the aggregate costs to be $380,000.  This estimate is based on experience of the Sponsor to-date.  The number in the breakeven analysis assumes the Fund has $100 million in assets.

(5) The Fund earns interest on funds it deposits with the futures commission merchant and the Custodian and it estimates that the interest rate will be 0.17% based on the interest rate on three-month Treasury Bills as of July 6, 2010. The actual rate will vary.

(6)  For purposes of this breakeven analysis, we have assumed that the Fund has $100 million in assets.  If, however, only the initial Creation Basket is sold for $1.25 million, the amount of trading income required for the redemption value at the end of the year to equal the initial selling price of one Share would be $15 or 30% of the initial selling price per Share.

The Offering

Offering
The Fund will offer Creation Baskets consisting of 25,000 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 25,000 Shares at the Fund’s NAV, which is expected to initially be $50.00.  The initial Authorized Purchaser intends to offer the Shares of the initial Creation Baskets publicly.  The initial Creation Basket is expected to be purchased by the initial Authorized Purchaser on, or soon after, the day the SEC declares the registration statement effective. The Shares are expected to begin trading on the NYSE Arca on the day following the purchase of the initial Creation Basket(s) by the initial Authorized Purchaser.

Use of Proceeds
The Sponsor will apply substantially all of the Fund’s assets toward investing in Oil Interests, Treasury Securities, cash and/or cash equivalents. The Sponsor will deposit a portion of the Fund’s net assets with the futures commission merchant, Newedge USA, LLC, or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Oil Interests. The Fund will use only Treasury Securities, cash and/or cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 10% of the Fund’s assets will normally be committed as margin for Oil Futures Contracts and collateral for Other Oil Interests. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Fund’s assets will be held in Treasury Securities, cash and/or cash equivalents by the Custodian. All interest income earned on these investments is retained for the Fund’s benefit.

NYSE Arca Symbol	“CRUD”

Creation and Redemption
Authorized Purchasers do not pay for each order of Creation Baskets.  However, Authorized Purchasers pay a $250.00 fee for each order to redeem one or more Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per share price of Shares offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability
The Fund is one of multiple series of the Trust; additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement
Individual certificates will not be issued for the Shares. Instead, Shares will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares will be held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value
The NAV will be calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities. Under the Fund’s current operational procedures, the Fund’s administrator, The Bank of New York Mellon (the “Administrator”), will calculate the NAV of the Fund’s Shares as of the earlier of 4:00 p.m. New York time or the close of the New York Stock Exchange each day. NYSE Arca will calculate an approximate net asset value every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca for as long as NYMEX’s main pricing mechanism is open.

Fund Expenses
The Fund pays the Sponsor a management fee at an annual rate of 1.00% of the Fund’s average daily net assets. The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including ( i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on the NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor will bear the costs and expenses related to the initial offer and sale of Shares, including registration fees paid or to be paid to the SEC, FINRA or any other regulatory body. Total fees to be paid by the Fund are currently estimated to be approximately 1.34% of the daily net assets for the twelve-month period ending ______, 2011, though this amount may change in future years. The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

General expenses of the Trust will be allocated among the existing and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events
The Trust and the Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust or the Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust or the Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust or the Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding Shares of the Trust to dissolve the Trust, subject to certain conditions; and (6) the determination by the Sponsor to dissolve the Trust or the Fund, subject to certain conditions. Upon termination of the Fund, the affairs of the Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers
We expect the initial Authorized Purchaser to be Merrill Lynch Clearing Corp., and we expect there will be additional Authorized Purchasers in the future.  A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Marketing Agent.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes the Fund’s and the Sponsor’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Crude Oil

Investing in Oil Interests subjects the Fund to the risks of the crude oil market, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the crude oil market because it invests in Oil Interests. The risks and hazards that are inherent in the oil market may cause the price of oil to fluctuate widely. If the changes in percentage terms of the Fund’s Shares accurately track the percentage changes in the Benchmark or the spot price of WTI light, sweet crude oil, then the price of its Shares will fluctuate accordingly.

•	The price and availability of light, sweet crude oil is influenced by economic and industry conditions, including but not limited to:

➢	the economic activity of users - as certain economies expand, oil consumption and prices increase, and as economies contract (in a recession or depression), oil demand and prices fall;

➢	the increases in oil production due to price increases making it more economical to extract oil from additional sources which may later stabilize further price increases;

➢	decisions of the cartel of oil producing countries (e.g., OPEC, the Organization of the Petroleum Exporting Countries) to produce more or less oil;

➢	mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment;

➢	refinery capacity;

➢	compliance with government regulations;

➢	adverse weather conditions;

➢	political conflicts- including war;

➢	title issues;

➢	the cancellation, shortening or delaying of crude oil drilling and production activities;

➢	not finding commercially productive crude oil reservoirs;

➢	operating risks including risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards; and

➢	environmental hazards including oil spills, natural gas leaks, ruptures and the discharge of toxic gases.

 Crude oil operations are also subject to various U.S. federal, state and local regulations that materially affect operations. Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations the spacing of wells and pooling of properties and taxation. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of crude oil and natural gas, these agencies have restricted the rates of flow of crude oil and natural gas wells below actual production capacity. Federal, state and local laws regulate production, handling, storage, transportation and disposal of crude oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations.

The impact of environmental and other laws and regulations may affect the price of crude oil.

 Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil wells. Other laws have prevented exploration and drilling of oil in certain environmentally sensitive federal lands and waters. Several environmental laws that have a direct or an indirect impact on the price of crude oil include, but are not limited to, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980. ..

The Benchmark is not designed to correlate exactly with the spot price of WTI light, sweet crude oil and this could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of WTI light, sweet crude oil. Therefore, you may not be able to effectively use the Fund to hedge against oil-related losses or to indirectly invest in crude oil.

The Benchmark Component Futures Contracts reflect the price of WTI light, sweet crude oil for future delivery, not the current spot price of WTI light, sweet crude oil, so at best the correlation between changes in such Oil Futures Contracts and the spot price of WTI light, sweet crude oil will be only approximate. Weak correlation between the Benchmark and the spot price of WTI light, sweet crude oil may result from the typical seasonal fluctuations in WTI light, sweet crude oil prices discussed above. Imperfect correlation may also result from speculation in Oil Interests, technical factors in the trading of Oil Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Benchmark and the spot price of WTI light, sweet crude oil, then the price of Shares may not accurately track the spot price of WTI light, sweet crude oil and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your oil-related transactions or as a way to indirectly invest in crude oil.

Changes in the Fund’s NAV may not correlate well with changes in the price of the Benchmark. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in Oil Interests so that the changes in percentage terms in the NAV closely correlate with the changes in percentage terms in the Benchmark. However, changes in the Fund’s NAV may not correlate with the changes in the Benchmark for various reasons, including those set forth below:

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The Fund does not intend to invest only in the Benchmark Component Futures Contracts. While its investments in Oil Futures Contracts other than the Benchmark Component Futures Contracts and in Other Oil Interests would be for the purpose of causing the Fund’s performance to track that of the Benchmark most effectively and efficiently, the performance of these Oil Interests may not correlate well with the performance of the Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. Additionally, if the trading market for Oil Futures Contracts is suspended or closed, the Fund may not be able to purchase these investments at the last reported price for such investments.

•
The Fund will incur certain expenses in connection with its operations, and will hold most of its assets in income-producing, short-term securities for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income will cause imperfect correlation between changes in the Fund’s NAV and changes in the Benchmark.

•
The Sponsor may not be able to invest the Fund’s assets in Oil Interests having an aggregate notional amount exactly equal to the Fund’s NAV. As a standardized contract, a single Oil Futures Contract is for a specified amount of light, sweet crude oil, and the Fund’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of that amount. In such case, the Fund could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming the Fund receives $1,250,000 for the sale of a Creation Basket and that the value (i.e., the notional amount) of an Oil Futures Contract is $80,000, the Fund could only enter into 15 Oil Futures Contracts with an aggregate value of $1,200,000). While the Fund may be better able to achieve the exact amount of exposure to the crude oil market through the use of over-the-counter Other Oil Interests, there is no assurance that the Sponsor will be able to continually adjust the Fund’s exposure to such Other Oil Interests to maintain such exact exposure. Furthermore, as noted above, the use of Other Oil Interests may itself result in imperfect correlation with the Benchmark. Any amounts not invested in Oil Interests will be held in Treasury Securities, cash and/or cash equivalents.

•
As Fund assets increase, there may be more or less correlation. On the one hand, as the Fund grows it should be able to invest in Oil Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the Fund’s NAV is equal to 4.9 times the value of a single futures contract, it can purchase only four futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the crude oil market. On the other hand, if the Fund’s NAV is equal to 100.9 times the value of a single Oil Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels the Fund may be limited in its ability to purchase Oil Futures Contracts due to applicable accountability levels. In these instances, the Fund would likely invest to a greater extent in Oil Interests not subject to these accountability levels. To the extent that the Fund invests in Other Oil Interests, the correlation between the Fund’s NAV and the Benchmark may be lower. In certain circumstances, accountability levels could limit the number of Creation Baskets that will be sold.

If changes in the Fund’s NAV do not correlate with changes in the Benchmark, then investing in the Fund may not be an effective way to hedge against crude oil-related losses or indirectly invest in crude oil.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Shares. If this variation occurs, then you may not be able to effectively use the Fund to hedge against crude oil-related losses or to indirectly invest in crude oil.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV. This could cause the changes in the price of the Shares to substantially vary from the changes in the spot price of WTI light, sweet crude oil, even if the Fund’s NAV was closely tracking movements in the spot price of WTI light, sweet crude oil. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your crude oil-related transactions or to indirectly invest in crude oil.

The Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If the Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares, the Benchmark, and the spot price of WTI light, sweet crude oil. The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund will decline in value.

Certain of the Fund’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund may not always be able to liquidate its positions in its investments at the desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Oil Interests. In addition, over-the-counter contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but the Fund still may not be able to transfer an over-the-counter Oil Interest to a third party due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its crude oil production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund does not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds to meet its liquidity needs. The anticipated large value of the positions in Oil Interests that the Sponsor will acquire or enter into for the Fund increases the risk of illiquidity. Oil Interests in which the Fund invests, such as over-the counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and the express limitations in the contracts. Because Oil Interests may be illiquid, the Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that crude oil purchasers are the predominant hedgers in the market, the Fund might have to reinvest at higher futures prices or choose Other Oil Interests.

The changing nature of the participants in the crude oil market will influence whether futures prices are above or below the expected future spot price. WTI crude oil producers and distributors will typically seek to hedge against falling WTI crude oil prices by selling Oil Futures Contracts. Therefore, if WTI crude oil producers and distributors become the predominant hedgers in the futures market, prices of Oil Futures Contracts will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of WTI crude oil who purchase Oil Futures Contracts to hedge against a rise in prices, prices of Oil Futures Contracts will likely be higher than expected future spot prices. This can have significant implications for the Fund when it is time to sell a Oil Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Oil Futures Contract or sell a Oil Futures Contract to meet redemption requests.

While the Fund does not intend to take physical delivery of crude oil under its Oil Interests, the possibility of physical delivery impacts the value of the contracts.

While it is not the current intention of the Fund to take physical delivery of crude oil under its Oil Interests, Oil Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and some Other Oil Interests. Storage costs associated with purchasing crude oil could result in costs and other liabilities that could impact the value of Oil Futures Contracts or certain Other Oil Interests. Storage costs include the time value of money invested in crude oil as a physical commodity plus the actual costs of storing the crude oil less any benefits from ownership of crude oil that are not obtained by the holder of a futures contract. In general, Oil Futures Contracts have a one-month delay for contract delivery and the pricing of back month contracts (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for crude oil while the Fund holds Oil Interests, the value of the Oil Interests, and therefore the Fund’s NAV, may change as well.

The price relationship between the Benchmark Component Futures Contracts at any point in time and the Oil Futures Contacts that will become Benchmark Component Futures Contracts on the next roll date will vary and may impact both the Fund’s total return and the degree to which its total return tracks that of crude oil price indices.

The design of the Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change three times per year, and the Fund’s investments must be rolled periodically to reflect the changing composition of the Benchmark. For example, when the second near month Oil Futures Contract to expire becomes the next near month contract to expire, such contract will no longer be a Benchmark Component Futures Contract and the Fund’s position in it will no longer be consistent with tracking the Benchmark. In the event of a crude oil futures market where near-to-expire contracts trade at a higher price than longer-to-expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in crude oil prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result the Fund may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a crude oil futures market where near-to-expire contracts trade at a lower price than longer-to-expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in crude oil prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result the Fund’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of the Fund to vary significantly from the total return of other price references, such as the spot price of crude oil. In the event of a prolonged period of contango, and absent the impact of rising or falling light, sweet crude oil prices, this could have a significant negative impact on the Fund’s NAV and total return.

Regulation of the commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund.

The regulation of futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of the law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has recently been focused on both over-the-counter commodity interests and non-traditional publicly distributed investment pools such as the Fund, and a number of proposals that would alter the regulation of Oil Interests are being considered by federal regulators and Congress. These proposals include the extension of position and accountability limits to futures contracts on non-U.S. exchanges and to over-the-counter commodity interests previously exempt from such limits, and the forced use of certain clearinghouse mechanisms for all over-the-counter transactions. There is a possibility that future regulatory changes would result in changes, perhaps to a material extent, to the nature of an investment in the Fund and the investments that may be available to the Fund, and that could affect the ability of the Fund to continue to implement its investment strategy. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

On July 21, 2010, “The Dodd-Frank Wall Street Reform and Consumer Protection Act” was signed into law that includes provisions altering the regulation of commodity interests.  Provisions in the new law include the requirement that position limits on energy-based commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants”; and forced use of clearing house mechanisms for most over-the-counter transactions.  Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in energy futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-the-counter contracts.  The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above.  The new law and rules to be promulgated may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties.  In particular, new position limits imposed on the Fund or its counterparty may impact the Fund’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements including capital and mandatory clearing, may increase the cost of the Fund’s investments and doing business.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Participants in the crude oil industry may use the Fund as a vehicle to hedge the risk of losses in their crude oil-related transactions. There are several risks in connection with using the Fund as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline. If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit. Thus, the hedger forgoes the opportunity to profit from favorable price movements. In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Oil Interests as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for crude oil products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in the Fund as a hedge for changes in energy costs, such as investing in crude oil, heating oil, gasoline, natural gas or other fuels and electricity, generally may not be successful because changes in the price of crude oil may vary substantially from changes in the prices of other energy products. In addition, the price of crude oil and the Fund’s NAV would not reflect the refining, transportation, and other costs that are specific to the hedger.

An investment in the Fund may provide you little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

Historically, Oil Interests have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of Oil Interests, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as floods, weather, embargoes, tariffs and other political events may have a larger impact on prices for crude oil and crude-oil linked instruments, including Oil Interests, than on prices for traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of crude oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund is not a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

The Fund is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute, which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor has limited experience operating a commodity pool.

While certain of the Sponsor’s principals have experience with investing in Oil Interests and other commodity interests, the Sponsor has been formed for the purpose of sponsoring the Trust and serving as the Fund’s commodity pool operator and has limited experience operating a commodity pool or trading other commodity accounts. In addition, the Fund is new and has no operating history. Therefore, you do not have the benefit of reviewing past performance of the Sponsor, the Fund or other series of the Trust. If the experience of the Sponsor and its management is not adequate or suitable, the operation and performance of the Fund may be adversely affected.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on Mr. Sal Gilbertie, Mr. Dale Riker, Mr. Carl N. Miller III and Mr. Kelley Teevan If one or more of these individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund. These individuals currently manage one commodity pool which is the first series of the Trust. The first series of the Trust was available to the public on June 9, 2010. It is the intention of the Sponsor to establish additional commodity pools in the future. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund and any other series of the Trust, and has been provided with capital primarily by its principals and a small number of outside investors. If the Sponsor operates at a loss for an extended period, its capital will be depleted and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found.

Accountability levels, position limits and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Shares to substantially vary from the Benchmark and prevent you from being able to effectively use the Fund as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

The CFTC and U.S. designated contract markets such as the NYMEX have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. For example, the current accountability level for investments at any one time in Oil Futures Contracts is 20,000. While this is not a fixed ceiling, it is a threshold above which the NYMEX may exercise greater scrutiny and control over an investor, including limiting an investor to holding no more than 20,000 Oil Future Contracts. With regard to position limits, the NYMEX limits an investor from holding more than 3,000 net futures in the last 3 days of trading in the near month contract to expire. The Fund, however, does not believe the current position limits imposed by the NYMEX will have any impact on the Fund and therefore, position limits are not addressed further as a specific risk factor. On January 26, 2010, the CFTC proposed additional position limits to be placed on energy futures contracts, which would include Oil Futures Contracts ( see , Commodity Futures Trading Commission, Federal Speculative Position Limits for Referenced Energy contracts and Associated Regulations 17 CFR Parts 1, 20 and 151). The Sponsor does not believe that the proposed rules, if adopted, will have any material impact on the Fund’s investment objective.

In addition to accountability levels and position limits, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

For example, the NYMEX imposes a $10.00 per barrel ($10,000 per contract) price fluctuation limit for Oil Futures Contracts. This limit is initially based off of the previous trading day’s settlement price. If any Oil Futures Contract is traded, bid or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $10.00 per barrel in either direction of that point. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

All of these limits may potentially cause a tracking error between the price of the Shares and the Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against crude oil-related losses or as a way to indirectly invest in crude oil.

The Fund does not intend to limit the size of the offering and will attempt to expose substantially all of its proceeds to the oil market utilizing Oil Interests. If the Fund encounters position limits, accountability levels, or price fluctuation limits for Oil Futures Contracts on the NYMEX or ICE, it may, if permitted under applicable regulatory requirements, purchase Other Oil Interests and/or Oil Futures Contracts listed on foreign exchanges. However, the Oil Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices. In addition, the Oil Futures Contracts available on these exchanges may be subject to their own position limits and accountability levels. In any case, notwithstanding the potential availability of these instruments in certain circumstances, accountability levels and position limits could force the Fund to limit the number of Creation Baskets that it sells.

There are no independent advisers representing Fund investors.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and Fund. No counsel has been appointed to represent you in connection with the offering of Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor may make errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Sponsor may use spreads and straddles as part of its trading strategy which may cause the Fund’s NAV to not closely track the change in the Benchmark.

The Sponsor may use spreads and straddles as part of its overall trading strategy to closely follow the Benchmark. There is risk that the Fund’s NAV may not closely track the change in the Benchmark.

Spreads combine simultaneous long and short positions in related futures contracts that differ by commodity, by market or by delivery month (long June, short December). Spreads gain or lose value as a result of relative changes in price between the long and short positions. Spreads often reduce risk to investors, because the contracts tend to move up or down together. However, both legs of the spread could move against an investor simultaneously, in which case the spread would lose value. Certain types of spreads may face unlimited risk, e.g., because the price of a futures contract underlying a short position can increase by an unlimited amount and the investor would have to take delivery or offset at that price.

A commodity straddle takes both long and short option positions in the same commodity in the same market and delivery month simultaneously. The buyer of a straddle profits if either the long or the short leg of the straddle moves further than the combined cost of both options. The seller of the straddle profits if both the long and short positions do not trade beyond a range equal to the combined premium for selling both options.

If the Sponsor were to utilize a spread or straddle position and the position performed differently than expected, the results could impact the Fund’s tracking error. This could affect the Fund’s investment objective of having its NAV closely track the Benchmark. Additionally, a loss on the position would negatively impact the Fund’s absolute return.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its Shares’ NAV track changes in the Benchmark. The Sponsor’s officers, directors and employees do not devote their time exclusively to the Fund. These persons may be directors, officers or employees of other entities. They could have a conflict between their responsibilities to the Fund and to those other entities.

In addition, the Sponsor’s principals, officers, directors or employees may trade futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with your best interests. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the Fund currently has only nominal assets, the Sponsor does not intend to limit the amount of Fund assets. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund for any length of time.  The Sponsor was formed for the purpose of sponsoring the series of the Trust and other commodity pools, and has limited financial resources and no significant source of income apart from its management fee from the series of the Trust to support its continued service for the Fund.  If the Sponsor discontinues its activities on behalf of the Fund or another series of the Trust, the Fund may be adversely affected.  If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement.  For example, the dissolution or resignation of the Sponsor would cause the Fund to terminate unless shareholders holding a majority of the outstanding shares of the Trust elect within 90 days of the event to continue the Trust and appoint a successor Sponsor.  In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent.  However, no level of losses will require the Sponsor to terminate the Fund.  The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination.  Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions).  In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund).  The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a separate legal entity.  The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof.  Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof are enforceable against the assets of such series.  The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance.  The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of any other series of the Trust currently in existence, as well as any series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund property.  The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of the Fund in additional Oil Interests rather than distributing cash to Shareholders.  Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders.  You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.  Although the Fund does not intend to make cash distributions, it reserves the right to do so in the Sponsor’s sole discretion, in certain situations, including for example, if the income earned from its investments held directly or posted as margin reaches levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax.  Cash distributions may be made in these and similar instances.

There is a risk that the Fund will not earn gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

The Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage charges of approximately 0.01% (based on futures commission merchant fees of $4.00 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Administrator, Trustee and Marketing Agent), resulting in a total estimated first year expense ratio of approximately 1.34% of net assets (including any transaction fees paid by an Authorized Purchaser when redeeming baskets).  These fees and expenses must be paid in all events, regardless of whether the Fund’s activities are profitable.  Accordingly, the Fund must realize interest income and/or gains on Oil Interests sufficient to cover these fees and expenses before it can earn any profit.

If this offering of Shares does not raise sufficient funds to make the Fund’s future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to the Fund incurred prior to the date of this prospectus have been or will be paid by the Sponsor.  These payments by the Sponsor were designed to allow the Fund the ability to commence the public offering of its Shares.  As of the date of this prospectus, the Fund pays the fees, costs and expenses of its operations.  If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to its NAV, the Fund may be forced to terminate and investors may lose all or part of their investment.

The Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund.  In addition, the agreements between the Fund and its third-party service providers, such as the Marketing Agent and the Custodian, are generally terminable at specified intervals.  Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund intends to continue to operate.  Comparable services from another party may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The Fund may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for the Fund; however, it reserves the right to employ them in the future.  The only advisor to the Fund is the Sponsor.  A lack of independent trading advisors may be disadvantageous to the Fund because it will not receive the benefit of their expertise.

The net asset value calculation of the Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

The Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts.  Under normal circumstances, the NAV will reflect the settlement price of open futures contracts on the date when the NAV is being calculated.  However, if a futures contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the futures contract position could have been liquidated will be the basis for determining the market value of such position for such day.  In these situations, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of the futures contracts.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund may not be able to satisfy the requests from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets have recently been  in a period of disruption and recession and these conditions may not improve in the near future.

A period of recession for the economy as a whole began in 2008, and, the financial markets have experienced very difficult conditions and volatility since that period.  The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry.  A continued recession or a depression could adversely affect the financial condition and results of operations of the Fund’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve the Fund’s investment objective.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Purchasers that are actively involved in purchasing and selling Shares cease to be so involved, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Shares of the Fund or postpone the redemption settlement date:  (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Fund’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Shareholders.  In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder.  For example, the resulting delay may adversely affect the value of the Shareholder’s redemption proceeds if the NAV of the Fund declines during the period of delay.  The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for the Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Fund’s trades.

Under CFTC regulations, a clearing broker with respect to the Fund’s exchange-traded Oil Interests must maintain customers’ assets in a bulk segregated account.  If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy.  In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers.  The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Oil Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business.  A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

The failure or insolvency of the Fund’s Custodian could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Fund’s assets are held in Treasury Securities, cash and/or cash equivalents with the Custodian.  The insolvency of the Custodian could result in a complete loss of the Fund’s assets held by the Custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights.  Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights.  As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights, or defend itself against claims that it has infringed or otherwise violated other parties’ rights.  Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

Third parties may utilize the Sponsor’s intellectual property or technology, including the use of its business methods, trademarks or trade names and trading program software, without permission, which could cause competitive harm to the Sponsor and the Fund.  The Sponsor has not registered any trademarks and does not have patent protections on any business methods or technology used with respect to the Fund.  The Sponsor does not currently have any proprietary software.  However, if it obtains proprietary software in the future, then any unauthorized use of such proprietary software and other technology could also adversely affect the competitive advantage of the Sponsor or the Fund and/or cause the Sponsor to take legal action to protect its rights.

The success of the Fund depends on the ability of the Sponsor to accurately implement its trading strategies, and any failure to do so could subject the Fund to losses on such transactions.

The Sponsor’s trading strategy is quantitative in nature and it is possible that the Sponsor will make errors in its implementation.  The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s computer systems and incorrect information provided to the Fund’s clearing brokers.  In addition, it is possible that a computer or software program may malfunction and cause an error in computation.  Any failure, inaccuracy or delay in executing the Fund’s transactions could affect its ability to achieve its investment objective.  It could also result in decisions to undertake transactions based on inaccurate or incomplete information.  This could cause substantial losses on transactions.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them.  Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail.  Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s trading activities obsolete.  In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers.  As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. The Fund’s future success may depend on the Fund’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities.  Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions.  This could have a material adverse effect on revenues and materially reduce the Fund’s available capital.  For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that the Fund will closely track the Benchmark.  Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed.  This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt the Fund’s trading activity and materially affect the Fund’s profitability.

The operations of the Fund, the exchanges, brokers and counterparties with which Fund does business, and the markets in which the Fund does business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. Global terrorist attacks, anti-terrorism initiatives and political unrest continue to fuel this concern.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view the NYSE Arca, make trading in Shares inadvisable.  In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.  There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.  The Fund will be terminated if its Shares are delisted.

Risk of Leverage and Volatility

If the Sponsor causes or permits the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.  This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate face amount in excess of the commodity pool’s assets.  While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool.  While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.  If the Sponsor were to cause or permit the Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

The price of crude oil can be volatile which could cause large fluctuations in the price of Shares.

Movements in the price of crude oil will be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.  As discussed in more detail above, price movements for barrels of crude oil are influenced by, among other things:  (1) operational hazards, such as risk of fire, explosions, blow outs, pipe failure and abnormally pressured formations; (2) environmental hazards, such as oil spills, natural gas leaks, ruptures and the discharge of toxic gases; (3) weather and climate changes; (4) economic variances, such as changes in interest rates, actions by oil producing countries, such as OPEC, changes in supply and demand, shifts in demand domestically or other countries such as India and China, currency deviations, inflation rates and changes in balances of payment and trade, as well as changes in philosophies and emotions of market participants; and (4) political influences, such as war, counter-terrorism and government regulation and oversight.  More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants.  Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to little, if any, regulation.

A portion of the Fund’s assets may be used to trade over-the-counter Oil Interests, such as forward contracts or swaps.  Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC.  You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity.  The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets.  The lack of regulation in these markets could expose the Fund in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

The Fund will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by the Fund.

The Fund faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions.  As a result, there will be greater counterparty credit risk in these transactions.  A counterparty may not be able to meet its obligations to the Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding.  During any such period, the Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Fund’s NAV.  The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

The Fund may be subject to liquidity risk with respect to its over-the-counter contracts.

Over-the-counter contracts may have terms that make them less marketable than futures contracts.  Over-the-counter contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty.  These conditions may diminish the ability to realize the full value of such contracts.

In general, valuing over-the-counter (“OTC”) derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources.  In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction.  As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Risk of Trading in International Markets

Trading in international markets would expose the Fund to credit and regulatory risk.

The Sponsor may make substantial investments for the Fund in Oil Futures Contracts, a significant portion of which will be on United States exchanges including the NYMEX.  However, a portion of the Fund’s trades may take place on markets and exchanges outside the United States.  Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.  None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws.  Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.  As a result, in these markets, the Fund has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Fund to credit risk.  Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability.  An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Fund to foreign exchange risk.

The price of any non-U.S. Oil Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised.  As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Fund even if the contract is profitable.

The Fund’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics.  In addition, the Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares.  You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions.  Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund in making allocations for tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year.  This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse consequences for you.

The Fund will be treated as a partnership for United States federal income tax purposes.  The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships such as the Fund is in many respects uncertain.  The Fund will apply certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses.  These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you.  If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of the Fund’s annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for federal income tax purposes.  Although the Sponsor anticipates that the Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured.  The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes.  If the IRS were to successfully assert that the Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates.  In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income.  Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009.  The Fund is one of six series of the Trust.  Additional series may be offered in the future at the Sponsor’s discretion.  The Fund maintains its main business office at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Fund is a commodity pool.  It operates pursuant to the terms of the Trust Agreement dated as of March 31, 2010, which grants full management control to the Sponsor.

The Fund is publicly traded, and seeks to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of the price of WTI light, sweet crude oil delivered to Cushing, Oklahoma for future delivery, as measured by the Benchmark, before taking Fund expenses and interest income into account.  The Fund will invest in a mixture of Oil Futures Contracts, Other Oil Interests, Treasury Securities, cash and cash equivalents.

THE FUND HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.
The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company.  The principal office of the Sponsor and the Trust are located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301.  The Sponsor registered as a CPO with the CFTC and became a member of the NFA on November 10, 2009.

The Sponsor established the Trust and caused the Trust to establish one series, The Teucrium Corn Fund that commenced offering its shares to the public on June 9, 2010; and five other series including the Teucrium WTI Crude Oil Fund, the shares of which are covered by this prospectus. Aside from the activity described in the previous sentence and obtaining capital from a small number of outside investors in order to engage in this activity, the Sponsor did not engage in any business activity prior to the date of this prospectus.  Under the Trust Agreement, the Sponsor is solely responsible for the management and conducts or directs the conduct of the business of the Trust, the Fund, and any other series of the Trust that may from time to time be established and designated by the Sponsor.  The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.  The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities.  Accordingly, the Sponsor is responsible for selecting the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust.  The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports.  No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Marketing Agent will assist the Sponsor in marketing the Shares.  The Sponsor may determine to engage additional or successor marketing agents.  See “Plan of Distribution” for more information about the Marketing Agent.

The Sponsor maintains a public website on behalf of the Fund, www.teucriumoilfund.com which contains information about the Trust, the Fund, and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor receives a fee as compensation for services performed under the Trust Agreement.  The Sponsor’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund.  The Sponsor receives no compensation from the Fund other than such fee.  The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, SEC and FINRA registration fees and legal, printing, accounting, custodial, administration and transfer agency costs, although   the Sponsor has borne or will bear the costs and expenses related to the initial offer and sale of Shares.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor.  If the Sponsor voluntarily withdraws, the holders of a majority of the Trust’s outstanding Shares (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor.  Prior to withdrawing, the Sponsor must give ninety days’ written notice to the Shareholders and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.”  The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor.  Messrs. Gilbertie and Riker each currently own 45% of the Sponsor’s Class A membership interests.

Management of the Sponsor

In general, under the Sponsor’s Limited Liability Company Agreement, the Sponsor (and as a result the Trust and the Fund) is managed by the officers of the Sponsor.  In particular, the President of the Sponsor is responsible for the general and active management of the business of the Sponsor, and for the supervision and direction of the Sponsor’s other officers.  However, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of Mr. Gilbertie and one of the other two Class A members).  The Sponsor has no board of directors, and the Trust has no board of directors or officers.

The three Class A members of the Sponsor, two of whom also serve as its officers, are as follows:

Sal Gilbertie has been the President of the Sponsor since its inception, was approved by the NFA as a principal of the Sponsor on September 23, 2009, and was registered as an associated person of the Sponsor on November 10, 2009.  He maintains his main business office at  436 Cerrillos Road, Suite C, Santa Fe, New Mexico 85701.  From October, 2005 until December, 2009, Mr. Gilbertie was employed by Newedge USA, LLC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and over-the-counter derivatives trader and market maker in multiple classes of commodities.  (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an affiliate of Newedge USA, LLC.)  From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank.  While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day-to-day activities of the business and the portfolio of both companies.   Mr. Gilbertie is 50 years old.

Dale Riker has been the Treasurer of the Sponsor since its inception and its Secretary since January, 2010, was approved by the NFA as a principal of the Sponsor on October 29, 2009, and was registered as an associated person of the Sponsor on February 17, 2010.  He maintains his main business office at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  From February 2005 to the present, Mr. Riker has been President of Cambial Emerging Markets LLC, a consulting company specializing in emerging market equity investment.  As President of Cambial Emerging Markets LLC, Mr. Riker had responsibility for the business strategy, planning and operations.  From July 1996 to February 2005, Mr. Riker was a private investor.  Mr. Riker is 52 years old.

Carl N. (Chuck) Miller III was approved by the NFA as a principal of the Sponsor on November 10, 2009, was registered as an associated person of the Sponsor on April 19, 2010 and was registered as a branch office manager of the Sponsor on June 4, 2010.  He maintains his main business office at 436 Cerrillos Road, Suite C, Santa Fe, New Mexico 87501.  Mr. Miller is an investor in the Sponsor, and his duties include business development and serving as the branch office manager of the Sponsor’s branch office noted above.  Mr. Miller co-founded Garnet Advisors, LLC, a proprietary trading firm that focuses on a broad array of investment opportunities, in November, 2001.  He served as a Member of Garnet Advisors, LLC, from November 2001 until December 2008 and, in his role as co-founding Member, was responsible for new business development and risk management oversight of trading and management within the firm.  Mr. Miller was a private investor in Teucrium Trading, LLC from December, 2008 through August, 2009.  Mr. Miller is 58 years old.

The three individuals set forth above are individual “principals,” as that term is defined in CFTC Rule 3.1, for the Sponsor.  These individuals are principals due to their positions and/or due to their ownership interests in the Sponsor.  None of the principals owns or has any other beneficial interest in the Fund.  In addition, each of the three Class A members of the Sponsor are registered with the CFTC as associated persons of the Sponsor and are NFA associate members.  GFI Group LLC is a principal for the Sponsor under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor.

Mr. Gilbertie and Kelly Teevan, an employee of the Sponsor who is not a member of the Sponsor, are primarily responsible for making trading and investment decisions for the Fund, and for directing Fund trades for execution.  Mr. Teevan has been a Managing Director of the Sponsor since October 2009, was approved by the NFA as a principal of the Sponsor on March 25, 2010, was registered as an associated person of the Sponsor on February 24, 2010 and was registered as a branch office manager of the Sponsor on June 11, 2010..  He maintains his main business office at 42 West Union Street, Goffstown, NH 03045.  Mr. Teevan graduated from Phillips Exeter Academy, Harvard College and Stanford Graduate School of Business, following which he worked as commodities broker and trader at several brokerage and investment firms in New York City, San Francisco and Sydney, Australia.    Mr. Teevan has primarily been retired since January 2003.  Mr. Teevan is 59 years old.

Contributions to the Fund

The Sponsor contributed $100.00 to the Fund representing an initial contribution of capital to the pool.  In connection with the commencement of the offering, the Sponsor will receive two Shares of the Fund to be issued in exchange for the capital contribution, representing a beneficial interest in the pool.

Executive Compensation  and Fees to the Sponsor

The Fund is contractually obligated to pay the Sponsor a management fee based on the daily net assets and paid monthly of 1.00% per annum on average net assets.  These fees are calculated on a daily basis.

Prior Performance of the Sponsor and Affiliates

THIS POOL OPERATOR AND ITS TRADING PRINCIPALS HAVE LIMITED EXPERIENCE OPERATING ANY OTHER POOLS OR TRADING ANY OTHER ACCOUNTS.

The Trustee

 The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation.  The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Sponsor.  The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor.  If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor.  The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for WTI crude oil, also known as Texas Light Sweet crude oil (“Oil Futures Contracts”) that are traded on the NYMEX, specifically (1) the nearest to spot June or December Oil Futures Contract, weighted 35%; (2) the June or December Oil Futures Contract following the aforementioned (1), weighted 30%; and (3) the June or December Oil Futures Contract following the aforementioned (2), weighted 35%; before taking Fund expenses and interest income into account.   (This weighted average of the three referenced Oil Futures Contracts is referred to herein as the “Benchmark,” and the three Oil Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

The Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Oil Futures Contracts traded on the NYMEX or on foreign exchanges.  The Fund may invest in Oil Future Contracts and in Other Oil Interests.  See “The Offering – Futures Contracts” below.  By utilizing certain or all of these investments, the Sponsor will endeavor to cause the Fund’s performance, before taking fund expenses and any interest income from the cash, cash equivalents and U.S. Treasury securities held by the Fund into account, to closely track that of the Benchmark.

The Fund intends to invest in Oil Interests to the fullest extent possible an aggregate notional amount equal to the Fund’s NAV without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Oil Interests.  After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).  Therefore, the focus of the Sponsor in managing the Fund is investing in Oil Interests and in Treasury Securities, cash and/or cash equivalents.  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor has substantial discretion in managing the Fund’s investments consistent with meeting its investment objective of closely tracking the Benchmark, including the discretion: (1) to choose whether to invest in the Benchmark Component Futures Contracts or Other Oil Interests with similar investment characteristics; (2) to choose when to “roll” the Fund’s positions in Oil Interests as described above, and (3) to manage the Fund’s investments in Treasury Securities, cash and cash equivalents.  The Fund seeks to achieve its investment objective primarily by investing in Oil Interests such that daily changes in the Fund’s NAV will be expected to closely track the changes in the Benchmark. The Fund’s positions in Crude Oil Interests will be changed or “rolled” on a regular basis in order to track the changing nature of the Benchmark. For example, three times a year (on the month in which a Benchmark Component Futures Contract is set to become the first-to-expire Oil Futures contract listed on NYMEX (commonly call the “spot” contract), the first-to-expire Benchmark Component Contract will become the next-to-expire (spot) Oil Futures Contract and will no longer be a Benchmark Component Futures Contract, and the Fund’s investments will have to be changed accordingly.

In order that the Fund’s trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Fund’s investments typically will not be rolled entirely on that day, but rather will typically be rolled over a period of several

Consistent with achieving the Fund’s investment objective of closely tracking the Benchmark, the Sponsor may for certain reasons cause the Fund to enter into or hold Oil Futures Contracts other than the Benchmark Component Futures Contracts and/or Other Oil Interests.  For example, over-the-counter Oil Interests can generally be structured as the parties to the contract desire.  Therefore, the Fund might enter into multiple over-the-counter Oil Interests intended to exactly replicate the performance of each of the three Benchmark Component Futures Contracts, or a single over-the-counter Oil Interest designed to replicate the performance of the Benchmark as a whole.  Assuming that there is no default by a counterparty to an over-the-counter Oil Interest, the performance of the Oil Interest will necessarily correlate exactly with the performance of the Benchmark or the applicable Benchmark Component Futures Contract.  The Fund might also enter into or hold Oil Interests other than the Benchmark Component Futures Contracts to facilitate effective trading, consistent with the discussion of the Fund’s “roll” strategy in the preceding paragraph.  In addition, the Fund might enter into or hold Oil Interests that would be expected to alleviate overall deviation between the Fund’s performance and that of the Benchmark that may result from certain market and trading inefficiencies or other reasons.  By utilizing certain or all of the investments described above, the Sponsor will endeavor to cause the Fund’s performance, before taking Fund expenses and any interest income from the cash, cash equivalents and Treasury Securities held by the Fund into account, to closely track that of the Benchmark.

The Sponsor endeavors to place the Fund’s trades in Oil Interests and otherwise manage the Fund’s investments so that the Fund’s average daily tracking error against the Benchmark will be less than 10 percent over any period of 30 trading days.  More specifically, the Sponsor will endeavor to manage the Fund so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily change in the Fund’s NAV for any period of 30 successive valuation days; i.e., any trading day as of which the Fund calculates its NAV; and

•	B is the average daily change in the price of the Benchmark over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in the Fund’s Share price on the NYSE Arca to closely track daily changes in the Fund’s NAV per share.  The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between the Fund’s NAV and the Benchmark will be that daily changes in the price of the Fund’s Shares on the NYSE Arca will closely track daily changes in the Benchmark, before taking Fund expenses and interest income into account.  While the Benchmark is composed of Oil Futures Contracts and is therefore a measure of the price of WTI light, sweet crude oil for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Benchmark and the cash or spot price of WTI light, sweet crude oil.

These relationships are illustrated in the following diagram:

An investment in the Shares provides a means for diversifying an investor’s portfolio or hedging exposure to changes in crude oil prices.  An investment in the Shares allows both retail and institutional investors to easily gain this exposure to the crude oil market in a transparent, cost-effective manner.

The Sponsor employs a “neutral” investment strategy intended to track changes in the Benchmark regardless of whether the Benchmark goes up or goes down.  The Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the crude oil market in a cost-effective manner.  Such investors may include participants in the crude oil market and other industries seeking to hedge the risk of losses in their crude oil-related transactions, as well as investors seeking exposure to the crude oil market.  Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the crude oil market and/or the risks involved in hedging may exist.  In addition, an investment in the Fund involves the risk that the changes in the price of the Fund’s Shares will not accurately track the changes in the Benchmark, and that changes in the Benchmark will not closely correlate with changes in the price of WTI light, sweet crude oil on the spot market.  Furthermore, as noted above, the Fund will also hold Treasury Securities, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Oil Interests and to invest cash not required to be used as margin or collateral.  The Fund does not expect there to be any meaningful correlation between the performance of the Fund’s investments in Treasury Securities/cash/cash equivalents and the changes in the price of WTI light, sweet crude oil or Oil Interests.  While the level of interest earned on or the market price of these investments may in some respects correlate to changes in the price of WTI light, sweet crude oil, this correlation is not anticipated as part of the Fund’s efforts to meet its objective.

The Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucriumoilfund.com.  The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Oil Futures Contract, the specific types of Other Oil Interests and characteristics of such Other Oil Interests, the name and value of each Treasury Security and cash equivalent, and the amount of cash held in the Fund’s portfolio.  The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 25,000 Shares called Creation Baskets.  The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket.  Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 25,000 Shares called Redemption Baskets.  The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket.  The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund.  The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca.  These transactions, however, are effected at the bid and ask prices established by the specialist firm(s).  Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Fund’s Investment Strategy

In managing the Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders.  Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Oil Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, and that the Fund’s closing NAV per share is $50.00.  In that case, the Fund would receive $1,250,000 in proceeds from the sale of the Creation Basket ($50.00 NAV per share multiplied by 25,000 Shares).  If one were to assume further that the Sponsor wants to expose the entire proceeds from the Creation Basket to the Benchmark Component Futures Contracts and that the market value of each such Benchmark Component Futures Contracts is $80,000, the Fund would be unable to buy an exact number of Oil Futures Contracts with an aggregate market value equal to $1,250,000.  Instead, the Fund would be able to purchase 15 Benchmark Component Futures Contracts with an aggregate market value of $1,200,000.  Assuming a margin requirement equal to 10% of the value of the Oil Futures Contracts, the Fund would be required to deposit $120,000 in Treasury Securities and cash with the futures commission merchant through which the Oil Futures Contracts were purchased.  The remainder of the proceeds from the sale of the Creation Basket, $1,130,000,           would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Oil Interests purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of the Fund’s investments in Oil Interests.  While the Sponsor anticipates that a substantial majority of its assets will be exposed to Oil Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market and position limits on Oil Futures Contracts, it will also hold Other Oil Interests, including swaps, in the over-the-counter market to a potentially significant degree.

The Sponsor does not anticipate letting its Oil Futures Contracts expire and taking delivery of crude oil.  Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Oil Interests.  Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reallocated.

Futures Contracts

Futures contracts are agreements between two parties.  One party agrees to buy a commodity such as crude oil from the other party at a later date at a price and quantity agreed-upon when the contract is made.  In market terminology, a party who purchases a futures contract is long in the market and a party who sells a futures contract is short in the market.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original futures contract is entered into, the buyer of the futures contract will generally be able to sell a futures contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer.  Conversely, the seller of a futures contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a futures contract to close out its original short position at a price lower than which the original contract was sold.  Because the Fund seeks to track the Benchmark directly and profit when the price of WTI light, sweet crude oil and, as a likely result of an increase in the price of WTI light, sweet crude oil, the price of Oil Futures Contracts increase, the Fund will generally be long in the market for WTI light, sweet crude oil, and will generally sell Oil Futures Contracts only to close out existing long positions.

Certain typical and significant characteristics of Oil Futures Contracts are discussed below.  The Fund anticipates that to the extent that it invests in Oil Futures Contracts other than WTI light, sweet crude oil contracts and Other Oil Interests, it will enter into various non-exchange traded derivative contracts to hedge the short-term price movements of such Oil Futures Contracts and Other Oil Interests against the current Benchmark Component Futures Contracts. Additional risks of investing in Oil Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

The CFTC and U.S. designated contract markets such as the NYMEX have established position limits and accountability levels on the maximum net long or net short positions in futures contracts in commodities that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund would not be) may hold, own or control.  The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity.  In addition, most U.S. futures exchanges, such as the NYMEX, limit the daily price fluctuation for futures contracts.

Accountability levels for the Oil Futures Contracts traded on the NYMEX are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for any one month in the Benchmark Component Futures Contracts is 10,000 contracts.  In addition, the NYMEX imposes an accountability level for all months of 20,000 net futures contracts for investments in future contracts for light, sweet crude oil.  If the Fund exceeds these accountability levels for investments in light, sweet crude oil, the NYMEX will monitor the Fund’s exposure and ask for further information on its activities including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund.

If the NYMEX orders the Fund to reduce it position back to the accountability level, or to an accountability level that the NYMEX deems appropriate for the Fund, such an accountability level may impact the mix of investments in Oil Interests.  To illustrate, assume that the price of the Benchmark Component Futures Contract and the share price of the Fund are each $100, and that the NYMEX has determined that the Fund may not own more than 10,000 contracts in Benchmark Component Futures Contracts.  In such case, the Fund could invest up to $1 billion of its daily net assets in the Benchmark Component Futures Contract ( i.e., $100 per contract multiplied by 1,000 (a Benchmark Component Futures Contract is a contract for 1,000 barrels of oil multiplied by 10,000 contracts)) before reaching the accountability level imposed by the NYMEX.  Once the daily net assets of the Fund exceed $1 billion in the Benchmark Component Futures Contracts, the Fund may not be able to make any further investments in the Benchmark Component Futures Contract, depending on whether the NYMEX imposes limits.  If the NYMEX does impose limits at the $1 billion level (or another level), the Fund anticipates that it will invest the majority of its assets above that level in a mix of Oil Interests.

In addition to accountability levels, the NYMEX may impose position limits on contracts held in the last few days of trading in the near month contract to expire.  It is unlikely that the Fund will be subject to such position limits because the Fund’s investment strategy is to “roll” from the near month contract to expire to the next month contract during the period beginning two weeks from the expiration of the contract.

There is a limit on the amount of price fluctuation for Oil Futures Contracts imposed by the NYMEX of $10 per barrel ($10,000 per contract).  This limit is initially based off the previous trading day’s settlement price.  If any Oil Futures Contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes.  When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $10 per barrel in either direction after successive five-minute trading halt.  There is no maximum price fluctuation limit during any one trading session.

Generally, futures contracts traded on the NYMEX are priced by floor brokers and other exchange members through an “open outcry” to offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell.  Futures contracts may also be based on commodities indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

The Fund anticipates that to the extent that it invest in Oil Interests, it will enter into various non-exchange-traded derivative contracts to achieve our investment objective of tracking the Benchmark.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds.  Price volatility often is greater day-to-day as opposed to intra-day.  Economic factors that may cause volatility in Oil Futures Contracts include changes in interest rates; governmental, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants.  Because the Fund invests a significant portion of its assets in futures contracts, the assets of the Fund, and therefore the price of the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Several factors determine the total return from investing in futures contracts.  Because the Fund must periodically “roll” futures contract positions, closing out soon-to-expire contracts that are no longer part of the Benchmark and entering into subsequent-to-expire contracts, one such factor is the price relationship between soon-to-expire contracts and later-to-expire contracts.  For example, if market conditions are such that the prices of soon-to-expire contracts are higher than later-to-expire contracts (a situation referred to as “backwardation” in the futures market), then the price of contracts will rise as they approach expiration.  Conversely, if the price of soon-to-expire contracts is lower than later-to-expire contracts (a situation referred to as “contango” in the futures market), then absent a change in the market the price of contracts will decline as they approach expiration.

Over time, the price of the crude oil will fluctuate based on a number of market factors, including demand for crude oil relative to its supply.  The value of Oil Futures Contracts will likewise fluctuate in reaction to a number of market factors.  If investors seek to maintain their holdings in Oil Futures Contracts with a roughly constant expiration profile and not take delivery of the crude oil, they must on an ongoing basis sell their current positions as they approach expiration and invest in later-to-expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of crude oil in the future is expected to be less than the current price), the Fund will buy later-to-expire contracts for a lower price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no changes to either prevailing crude oil prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will rise as it approaches expiration, increasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  For example, assume the price of crude oil for immediate delivery (“spot price”) is $80 per barrel and the value of a position in the near month futures contract was also $80.  In backwardation, the investment would tend to rise slower than the spot price of crude oil, or fall faster.  As a result, it would be possible for the spot price of crude oil to have risen to $100 after some period of time, while the value of the investment in the futures contract would have only risen to $90, assuming the backwardation is large enough or enough time has elapsed.  Similarly, the spot price of crude oil could have fallen to $70 while the value of an investment in the futures contract could have remained at $80.  Over time, if backwardation remained constant, the differences would continue to increase.

If the futures market is in contango, the Fund will buy later-to-expire contracts for a higher price than the sooner-to-expire contracts that it sells.  Hypothetically, and assuming no other changes to either prevailing crude oil prices or the price relationship between the spot price, soon-to-expire contracts and later-to-expire contracts, the value of a contract will fall as it approaches expiration, decreasing the Fund’s total return (ignoring the impact of commission costs and the interest earned on Treasury Securities, cash and/or cash equivalents).  For example, in contango, the $80 investment would rise faster than the spot price of crude oil, or fall slower.  As a result, it is possible, for the spot price to have risen to $100 per barrel after some period time, while the value of the investment in the futures contract has risen to $110, assuming contango is large enough or enough time has elapsed.  Similarly, the spot price of crude could have fallen to $60 while the value of an investment in the futures contact would have fallen to $70.  Over time, if contango remained constant, the difference would continue to increase.

Historically, the crude oil futures markets have experienced periods of both contango and backwardation.  During 2006 and the first half of 2007, the crude oil futures markets experienced contango.  However, starting early in the third quarter 2007, the crude oil futures markets moved into backwardation and remained in backwardation until late in the second quarter 2008 when the crude oil futures markets moved into contango.  The crude oil markets remained in contango until late third quarter 2008, when they moved into backwardation.  The crude oil markets moved back into contango for the balance of 2008, reaching supercontango in December 2008.  The crude oil futures markets have been in contango since 2008.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly.  This process of marking-to-market is designed to prevent losses from accumulating in any futures account.  Therefore, if the Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline.  Alternatively, if the Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

Over-the-Counter Derivatives

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities, including crude oil, are entered into outside of public exchanges.  These “over-the-counter” contracts are entered into between two parties in private contracts.  Unlike Oil Futures Contracts, which are guaranteed by a clearing organization, each party to an over-the-counter derivative contract bears the credit risk of the other party, i.e. , the risk that the other party will not be able to perform its obligations under its contract.

Some crude oil-based over-the-counter derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants.  Others have highly customized terms and conditions and are not as widely available.  While the Fund may enter into these more customized contracts, the Fund will only enter into over-the-counter contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Fund’s investment objective of closely tracking the Benchmark.  The over-the-counter contracts that the Fund may enter into will take the form of either forward contracts or swaps.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract.  Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets.  In some instances such contracts may provide for cash settlement instead of making or taking delivery of the underlying commodity.  Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  However, in some instances such contracts may provide a right of offset that will allow for the receipt of profit and payment for losses prior to the delivery date.

An over-the-counter swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis.  For instance, in the case of an oil swap, the Fund may be obligated to pay a fixed price per barrel of crude oil and be entitled to receive an amount per barrel equal to the current value of an index of crude oil prices, the price of a specified Oil Futures Contract, or the average price of a group of Oil Futures Contracts such as the Benchmark.  Each party to the swap, however, is subject to the credit risk of the other party.  The Fund will only enter into over-the-counter swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Swaps do not generally involve the delivery of underlying assets or principal.  Accordingly, the Fund’s risk of loss with respect to an over-the-counter swap will generally be limited to the net amount of payments that the counterparty is contractually obligated to make less any collateral deposits the Fund is holding.

To reduce the credit risk that arises in connection with over-the-counter contracts, the Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of the Fund’s overall exposure to its counterparty and for daily payments based on the marked to market value of the contract.

The creditworthiness of each potential counterparty will be assessed by the Sponsor.  The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor.    The creditworthiness of existing counterparties will be reviewed periodically by the Sponsor. The Sponsor’s President has over 25 years of experience in over-the-counter derivatives trading, including the counterparty creditworthiness analysis inherent therein, and the Sponsor’s Treasurer and Secretary, through his prior experience as a Chief Financial Officer and Treasurer, has extensive experience evaluating the creditworthiness of business partners and counterparties to commercial and derivative contracts.  Notwithstanding this experience, there is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Fund also may require that a counterparty be highly rated and/or provide collateral or other credit support.  The Sponsor on behalf of the Fund may enter into over-the-counter contracts with various types of counterparties, including: (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, (d) producers of crude oil and crude oil-related products, (e) users of crude oil such as refiners, (f) any other person (including affiliates of any of the above) who are engaged to a substantial degree in the business of trading commodities.  Certain of these types of counterparties will not be subject to regulation by the CFTC or any other significant federal or state regulatory structure; While it is the Sponsor’s preference to use regulated entities as counterparties, the Sponsor will primarily consider creditworthiness in selecting counterparties rather than the primary business of the prospective counterparty or the regulatory structure to which it is subject.

The Fund may also employ spreads or straddles to mitigate the differences in its investment portfolio and in order to achieve its goal of tracking the Benchmark.

Benchmark Performance

 See the graph below under “Benchmark Performance” in the Statement of Additional Information at the end of this prospectus.

WTI Light, Sweet Crude Oil and the Oil Industry

 WTI light, sweet crude oil comprises a blend of several U.S. domestic streams of crude oil delivered to Cushing, Oklahoma where there are many intersecting pipelines and storage facilities, along with easy access to refiners and suppliers.  WTI light, sweet crude oil flows both inbound and outbound from Cushing.

 Light, sweet crudes are preferred by refiners because of the low sulfur content and relatively high yields of high-value products such as gasoline, diesel fuel, heating oil, and jet fuel.  The price of light, sweet crude oil has historically exhibited periods of significant volatility.

Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners.  Since product demand is linked to economic activity, crude oil demand will tend to reflect economic conditions.  According to the U.S. Primary Energy Consumption by Source and Sector, for 2009, about 72% of petroleum was used for transportation, 22% by industry, 5% for residential and 1% for electricity production.  Changes in consumer behavior, such as mass transportation initiatives, alternative fuels, and change in economic standards in China and India may change petroleum consumption.  In addition, other factors such as weather also influence product and crude oil demand.

 Crude oil supply is determined by economic, political and environmental factors.  Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology, among other factors) determine exploration and development spending, which influence output capacity with a lag.  In the short run, production decisions by OPEC also affect supply and prices.  Oil export embargoes represent other routes through which political developments move the market.  Oil extraction may also have a significant impact on the environment, from accidents and routine activities such as seismic exploration and drilling.  Oil spills, such as the 2010 oil spill on the Gulf Coast, can spread for hundreds of nautical miles, killing sea birds, mammals, shellfish and other organisms.  Control and clean-up of an oil spill can be time-consuming and costly and also negatively impact other industries, such as the commercial fishing industry. It is not possible to predict the aggregate effect of all or any combination of these factors.

 The Fund’s Investments in Treasury Securities, Cash and Cash Equivalents

The Fund seeks to have the aggregate “notional” amount of the Oil Interests it holds approximate at all times the Fund’s aggregate NAV.  At any given time, however, most of the Fund’s investments will be in Treasury Securities, cash and/or cash equivalents that support the Fund’s positions in Oil Interests.  For example, the purchase of an Oil Futures Contract with a stated or notional amount of $10 million would not require the Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5%-10% of the notional amount, would be required.  To secure its Oil Futures Contract obligations, the Fund would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents.  Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Oil Futures Contracts.  Other Oil Interests typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of the Fund’s assets dedicated to these Oil Interests will also be held in Treasury Securities, cash and cash equivalents.

The Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian.  The Sponsor anticipates that the earned interest income will increase the Fund’s NAV.  The Fund applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses.  If the Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

Any Treasury Security and cash equivalent invested in by the Fund will have a remaining maturity of less than two years at the time of investment, or will be subject to a demand feature that enables that Fund to sell the security within one year at approximately the security’s face value (plus accrued interest).  Any cash equivalents invested in by the Fund will be rated in the highest short-term rating category by a nationally recognized statistical rating organization or will be deemed by the Sponsor to be of comparable quality.

Other Trading Policies of the Fund

Exchange For Risk

An “exchange for risk” transaction, sometimes refers to a “exchange for swap” or “exchange of futures for risk,” is a privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.  An exchange for risk can be used by the Fund as a technique to avoid taking physical delivery of light, sweet crude oil, in that a counterparty will take the Fund’s position in an Oil Futures Contract into its own account in exchange for a swap that does not by its terms call for physical delivery.  The Fund will become subject to the credit risk of a counterparty when it acquires an over-the-counter position in an exchange for risk transaction.

Options on Futures Contracts

In addition to Oil Futures Contracts, there are also a number of options on Oil Futures Contracts listed on the NYMEX.  These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market.  The Fund may purchase and sell (write) options on Oil Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Oil Futures Contract.  The Fund would make use of options on Oil Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track its Benchmark or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in WTI light, sweet crude oil prices.

Liquidity

The Fund invests only in Oil Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Oil Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Fund does not intend to take or make physical delivery.  However, the Fund may from time to time trade in Other Oil Interests based on the spot price of WTI light, sweet crude oil.

Leverage

The Sponsor endeavors to have the value of the Fund’s Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under the Fund’s Oil Interests.  Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.  While the Sponsor does not intend to leverage the Fund’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

The Fund does not intend to, nor foresee the need to borrow money or establish credit lines.  The Fund maintains the value of its Treasury Securities, cash and cash equivalents, whether held by the Fund or posted as margin or collateral, to at all times approximate the aggregate market value of its obligations under Oil Interests.

Pyramiding

The Fund does not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

The Service Providers

In its capacity as the Fund’s custodian, the Custodian holds the Fund’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement.  The Custodian is also the registrar and transfer agent for the Fund’s Shares.  In addition, the Custodian also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of the Fund.  For these services, the Fund pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is One Wall Street, New York, New York 10286.  The Custodian is a New York state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the New York State Banking Department.

The Fund also employs Foreside Fund Services, LLC, as Marketing Agent, which is further discussed under “Plan of Distribution”  The Fund pays the Marketing Agent’s fees as set forth in the table below.  In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Marketing Agent for distribution-related services in connection with the offering of Shares exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address  is Three Canal Plaza, Suite 100, Portland, Maine 04101.  The Marketing Agent is a broker-dealer registered with the Financial Industry Regulatory Authority and a member of the Securities Investor Protection Corporation.

Currently, Newedge USA, LLC (“Newedge”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures transactions and provide other brokerage-related services.  Newedge USA’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”), may execute foreign exchange or other over the counter transactions with the Fund as principal.  Newedge USA and NAST are subsidiaries of Newedge Group.  Newedge is a futures commission merchant and broker-dealer registered with the CFTC and the SEC.  Newedge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.  NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, New York; Philadelphia, Pennsylvania; Kansas City, Missouri and Houston, Texas.

Prior to January 2, 2008, Newedge USA was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc.  On September 1, 2008, Newedge merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc.  Newedge was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades.  NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge, NAST or their principals in the past five years.

None of Newedge, NAST or any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or the offering of Shares, or given any guarantee as to the performance or any other aspect of the Fund.

Newedge is not affiliated with the Fund or the Sponsor.  Therefore, the Sponsor and the Fund do not believe that the Fund has any conflicts of interest with them or their trading principals arising from their acting as the Fund’s futures commission merchant.  While Sal Gilbertie, the President of the Sponsor, was previously employed by Newedge, he no longer receives any compensation from Newedge and will not receive any share of the commissions paid to Newedge by the Fund.

Currently, the Sponsor does not employ commodity trading advisors.  If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees, and reputation.

Fees to be Paid by the Fund

Fees and Compensation Arrangements with the Sponsor and Non-Affiliated Service Providers

Service Provider	Compensation Paid by the Fund
Teucrium Trading, LLC, Sponsor	1.00% of average net assets annually
The Bank of New York Mellon, Custodian, Transfer Agent and Administrator
For custody services:  0.0075% of average gross assets up to $1 billion, and 0.0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges
For transfer agency services:  0.0075% of average gross assets annually
For administrative services:  0.05% of average gross assets up to $1 billion, 0.04% of average gross assets between $1 billion and $3 billion, and 0.03% of average gross assets over $3 billion, annually
A combined minimum annual fee of $125,000 for custody, transfer agency and administrative services will be assessed.

Foreside Fund Services, LLC	0.10% of average net assets annually, with a minimum annual fee of $90,000. The minimum annual fee is for all series of the Trust.
Newedge USA, LLC, Futures Commission Merchant and Clearing Broker	$4.00 per Oil Futures Contract purchase or sale
Wilmington Trust Company, Trustee	$3,000 annually

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis.  NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement.  The Custodian has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form.  The Custodian keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”).  The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement.  The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares.  Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.  DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System.  Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows:  It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer.  DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC.  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, the Fund and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series.  If any creditor or Shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or Shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally.  The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.  This limitation on liability is referred to as the Inter-Series Limitation on Liability.  The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally.  In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund.  Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor.  The Trustee does not provide custodial services with respect to the assets of the Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers.  Shares trade on the NYSE Arca under the ticker symbol “CRUD.”  Shares are bought and sold throughout the trading day like other publicly traded securities.  When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.  Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering.  The Fund will continuously offer Creation Baskets consisting of 25,000 Shares at their NAV through the Marketing Agent, to Authorized Purchasers.  Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser.  It is expected that on the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of 25,000 Shares at the initial NAV of $50.00 per Share.  The initial NAV of $50.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Shares, and the Shares of the Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $50.00 per Share.

The Marketing Agent will receive, for its services as marketing agent to the Fund, a fee at an annual rate of 0.10% of the Fund’s average daily net assets, subject to a minimum annual fee of $90,000; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of the Marketing Agent for distribution-related services in connection with this offering of Shares exceed 10 percent (10%) of the gross proceeds of this offering.  The maximum compensation the Marketing Agent may receive over the expected two year period of this offering is estimated to be $1,500,000.  This estimate assumes that: (1) all Shares being registered are sold on the first day of the offering at a price equal to the closing NAV on that day ($50.00); and (2) the value of the Fund's net assets remain constant throughout the period.  This actual compensation received by the Marketing Agent may vary.  The actual compensation could be lower if the NAV of the Shares declines or if, as is likely, the full number of Shares being registered is not sold on the first day of the offering, and could be higher if the NAV of the Shares increases.

In exchange for its fees, the Marketing Agent will develop an overall sales and marketing plan for the Fund, supervise sales-related activities, and participate in field sales activities.  The Marketing Agent Agreement among the Marketing Agent, the Sponsor and the Trust calls for the Marketing Agent to provide a shared National Accounts Manager, shared external and internal wholesalers, and call center support for the Fund.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA.  Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Creation Baskets on any subsequent day will be the total NAV of the Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.  An Authorized Purchaser is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, the Fund.  An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Shares of any baskets it does create.  If an Authorized Purchaser sells Shares that it has created to the public, it will be expected to sell them at per-Share offering prices that reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Corn Interest markets.  The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale.

We expect the initial Authorized Purchaser to be Merrill Lynch Professional Clearing Corp., and we expect that there will be additional Authorized Purchasers in the future.    A list of Authorized Purchasers will be available from the Marketing Agent.  Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring.  Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act.  For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets.  In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  In this regard, the excess, if any, of the price at which an Authorized Purchaser sells a Share over the price paid by such Authorized Purchaser in connection with the creation of such Share in a Creation Basket may be deemed to be underwriting compensation.  In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.”  For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA.  Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

The Flow of Shares

Calculating NAV

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities.

The Administrator will calculate the NAV of the Fund once each trading day.  It will calculate NAV as of  the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day will be released after 4:15 p.m. New York time.

In determining the value of Oil Futures Contracts, the Administrator will use the NYMEX closing price (usually determined as of 2:30 p.m. New York time).  The Administrator will determine the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of over-the-counter Oil Interests will be determined based on the value of the commodity or Futures Contract underlying such Oil Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Oil Interest.  Treasury Securities held by the Fund will be valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV will include any unrealized profit or loss on open Oil Interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, NYSE Arca will calculate and disseminate throughout the trading day an updated “indicative fund value.”  The indicative fund value is calculated by using the prior day’s closing NAV per share of the Fund as a base and updating that value throughout the trading day to reflect changes in the value of the Fund’s Oil Interests during the trading day.  Changes in the value of Treasury Securities and cash equivalents will not be included in the calculation of indicative value.  For this and other reasons, the indicative fund value disseminated during NYSE Arca trading hours should not be viewed as an actual real time update of the NAV.  NAV is calculated only once at the end of each trading day.

The indicative fund value will be disseminated on a per Share basis every 15 seconds during regular NYSE Arca trading hours of 9:30 a.m. New York time to 4:00 p.m. New York time.   The normal trading hours for Oil Futures Contracts on the NYMEX are 9:00 a.m. New York time to 2:30 p.m. New York time.  This means that there is a gap in time at the beginning and the end of each day during which the Fund’s Shares are traded on the NYSE Arca, but real-time NYMEX trading prices for Oil Futures Contracts traded on such Exchange are not available.  As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines.  In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca.  Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value.  If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades.  For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust.  Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value and thus can be beneficial to all market participants.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities and/or cash equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets.  Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants.  To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.  The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities and/or cash required for such creations and redemptions.  The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder or Authorized Purchaser.  Authorized Purchasers pay a redemption fee of $250.00 to the Sponsor for each order they place to redeem one or more baskets.  There is no fee charged for the purchase of Creation Baskets.  Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical crude oil and the Oil Interest markets.  Some Authorized Purchasers or their affiliates may from time to time buy or sell crude oil or Oil Interests and may profit in these instances.  The Sponsor believes that the size and operation of the oil market make it unlikely that Authorized Purchasers’ direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Oil Interests, or the Fund’s Shares.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations.  Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Custodian to create one or more baskets.  For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.  Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  The day on which the Custodian receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below.  Authorized Purchasers may not withdraw a creation request.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date.  The Sponsor determines, directly in its sole discretion or in consultation with the Custodian, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that will be included in deposits to create baskets.  The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of Treasury Securities and/or cash by the end of the next business day following the purchase order date or by the end of such later business day, not to exceed three business days after the purchase order date, as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”).  Upon receipt of the deposit amount, the Custodian will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket.  The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent or Custodian may reject a purchase order or a Creation Basket Deposit if:

•	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

•	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or

•	circumstances outside the control of the Sponsor, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of the Sponsor, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets.  On any business day, an Authorized Purchaser may place an order with the Custodian to redeem one or more baskets.  Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier.  A redemption order so received will be effective on the date it is received in satisfactory form by the Custodian.  The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser.  By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day, not to exceed three business days after the effective date of the redemption order, as agreed to between the Authorized Purchaser and the Custodian when the redemption order is placed (the “Redemption Settlement Date”).  Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order.  An Authorized Purchaser may not withdraw a redemption order.

Determination of Redemption Distribution

The redemption distribution from the Fund will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received.  The Sponsor, directly or in consultation with the Custodian, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets.  The Custodian will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from the Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received.  Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the Redemption Settlement Date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the Fund’s DTC account on such next business day.  Any further outstanding amount of the redemption order shall be cancelled.  Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the NYMEX is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the NYMEX is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders.  For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption.  If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified.  None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.  The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares ( i.e. two baskets) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares and can deliver them.

Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $250.00 per order to redeem baskets, regardless of the number of baskets in such order.  The transaction fee may be reduced, increased or otherwise changed by the Sponsor.  The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets.  The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the Oil Interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the Oil Interest markets. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the markets for Oil Interests may be reduced after the close of the NYMEX at 2:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor will cause the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities.  The Sponsor will invest the Fund’s assets in Oil Futures Contracts and Other Oil Interests, Treasury Securities, cash and cash equivalents.  When the Fund purchases Oil Futures Contracts and certain Other Oil Interests that are exchange-traded, the Fund will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Oil Interests at maturity.  This deposit is known as initial margin.  Counterparties in transactions in over-the-counter Oil Interests will generally impose similar collateral requirements on the Fund.  The Sponsor will invest the Fund’s assets that remain after margin and collateral is posted in Treasury Securities, cash and/or cash equivalents.  Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, the Fund expects that it will be required to post between 5% and 10% of the notional amount of a Oil Interest as initial margin when entering into such Oil Interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Oil Interests based on changes in the value of the Oil Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Oil Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Oil Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Oil Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Fund’s assets will be posted as margin or collateral at any given time. The Treasury Securities, cash and cash equivalents held by the Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the Fund’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time.  Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The Fund’s assets will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States requires the application of appropriate accounting rules and guidance, as well as the use of estimates.  The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing the Fund’s financial statements and related disclosures once the Fund commences operations.  The Sponsor has determined that the valuation of Oil Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy.  While not currently applicable given the fact that the Fund is not currently involved in trading activities, the Administrator will use the NYMEX closing price to determine the value of Oil Futures Contracts, and will determine the value of over-the-counter Oil Interests based on the value of the commodity or Futures Contract underlying such Oil Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Oil Interests.  Values will be determined on a daily basis.

Liquidity and Capital Resources

The Fund does not anticipate making use of borrowings or other lines of credit to meet its obligations.  It is anticipated that the Fund will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasury Securities that it intends to hold at all times.  The Fund’s liquidity needs include: redeeming Shares, providing margin deposits for existing futures contracts or the purchase of additional futures contracts, posting collateral for over-the-counter Oil Interests, and payment of expenses, summarized below under “Contractual Obligations.”

The Fund will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasury Securities.  Trading activities for the Fund have not begun.  Once the Fund begins trading activities, it is anticipated that the Fund will invest in Oil Interests that have a notional value approximate to the net asset value of the Fund.  Most of the assets of the Fund will be held in Treasury Securities, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Oil Interests.  The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Oil Interests change.  Interest earned on interest-bearing assets of the Fund will be paid to the Fund.

The investments of the Fund in Oil Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons.

To date, all of the expenses of the Trust and the Fund   have been funded by Sponsor.  If the Fund is unsuccessful in raising sufficient funds to cover the expenses of the Fund and the Trust or in locating any other source of funding, the Fund  may  terminate.

Market Risk

Trading in Oil Interests such as Oil Futures Contracts will involve the Fund entering into contractual commitments to purchase or sell specific amounts of WTI light, sweet crude oil at a specified date in the future.  The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of the Fund since the Fund   intends to close out any open positions prior to the contractual expiration date.  As a result, the Fund’s market risk is the risk of loss arising from the decline in value of the contracts, not from the need to make delivery under the contracts.  The Fund considers the “fair value” of derivative instruments to be the unrealized gain or loss on the contracts.  The market risk associated with the commitment by the Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of the Fund to market risk will depend on a number of factors including the markets for WTI light, sweet crude oil, the volatility of interest rates and foreign exchange rates, the liquidity of the Oil Interest markets and the relationships among the contracts held by the Fund.  The lack of experience of the Sponsor in utilizing its model to trade in Oil Interests in a manner that tracks changes in the Benchmark , as well as drastic market events, could ultimately lead to the loss of all or substantially all of a Shareholder’s investment.

Credit Risk

When the Fund enters into Oil Interests, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations.  For purposes of credit risk, the counterparty for the Oil Futures Contracts traded on the NYMEX is the clearinghouse associated with the NYMEX.  In general, clearinghouses are backed by their members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk.  Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions.  Unlike in the case of exchange-traded futures contracts, the counterparty to an over-the-counter Oil Interest contract is generally a single bank or other financial institution.  As a result, there will be greater counterparty credit risk in over-the-counter transactions.  There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to the Fund.

The Sponsor will attempt to manage the credit risk of the Fund by following certain trading limitations and policies. In particular, the Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Oil Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of the Fund to limit its credit exposure.

Any commodity broker for the Fund, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and treat as belonging to the Fund all of the Fund’s assets that relate to domestic futures contract trading.  These commodity brokers are not allowed to commingle the assets of the Fund with the commodity broker’s other assets although commodity brokers are allowed to commingle the assets of multiple customers in a bulk segregated account.  In addition, the CFTC requires commodity brokers to hold in a secure account the assets of the Fund related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Fund has any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the Fund.  While the Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of the Fund and pay its contractual obligations described below, the Fund will require liquidity to redeem Redemption Baskets.  The Fund intends to satisfy this obligation through the transfer of cash of the Fund (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of Shares being redeemed, as described above under   “Redemption Procedures.”

Contractual Obligations

The Fund’s primary contractual obligations will be with the Sponsor and certain other service providers.  The Sponsor, in return for its services, will be entitled to a management fee calculated as a fixed percentage of the Fund’s NAV, currently 1.00% of its average net assets.  The Fund will also be responsible for all ongoing fees, costs and expenses of its operation, including ( i) brokerage and other fees and commissions incurred in connection with the trading activities of the Fund; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund after the time any Shares have begun trading on NYSE Arca; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with client relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

While the Sponsor has agreed to pay registration fees to the SEC, FINRA and any other regulatory agency in connection with the offer and sale of the Shares offered through this prospectus, the legal, printing, accounting and other expenses associated with such registrations, and the initial fee of $5,000 for listing the Shares on the NYSE Arca, the Fund will be responsible for all future registration fees and related expenses.

Each Fund pays its own brokerage and other transaction costs.  The Fund will pay fees to futures commission merchants in connection with its transactions in futures contracts.  Futures commission merchant fees are estimated to be 0.01% annually for the Fund.  In general, transaction costs on over-the-counter Oil Interests and on Treasury Securities and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated.  Other expenses to be paid by the Fund, included but not limited to the fees paid to the Custodian and Marketing Agent with respect to the Fund, are estimated to be 1.00% for the twelve-month period ending ______, 2011, though this amount may change in future years.  The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

Any general expenses of the Trust will be allocated among the Fund and any other series of the Trust as determined by the Sponsor in its sole and absolute discretion.  The Trust is also responsible for extraordinary expenses, including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto.  The Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Custodian/Administrator under certain circumstances.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Fund’s NAV and trading levels to meet their investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of the Fund’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust.  The Trust and the Fund will continue to exist until terminated in accordance with the Trust Agreement.  The Sponsor’s authority includes, without limitation, the right to take the following actions:

•
To enter into, execute, deliver and maintain contracts, agreements and any other documents as may be in furtherance of the Trust’s purpose or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

•
To establish, maintain, deposit into, sign checks and otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes;

•
To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To pay or authorize the payment of distributions to the Shareholders and expenses of the Fund;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary for the benefit of the Trust and the Shareholders;

•
Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

•
Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a purchase order;

•
Receive from Authorized Purchasers and process, or cause the Marketing Agent or other Fund service provider to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Shares corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository; and

•	Delegate duties to one or more administrators, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund, or to any Shareholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person.  A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross   negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series.  The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series.  The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders. employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross   negligence or willful misconduct of a Trustee Indemnified Party.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Shareholders and the Trustee.  If the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding a majority (over 50%) of the Trust’s Shares (not including Shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor.  The successor Sponsor will continue the business of the Trust.  Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Shares it acquired through its initial capital contribution to the Fund at their NAV per Share.  If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution), to vote on any matter with respect to which Shareholders have a right to vote under the Trust Agreement.  The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place.  When the meeting is being requested by Shareholders, the notice of the meeting shall be mailed or transmitted within 45 days after receipt of the written request from Shareholders.  Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting.  Shareholders may vote in person or by proxy at any such meeting.  Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken.  Such written consents shall be treated for all purposes as votes at a meeting.  If the vote or consent of any Shareholder to any action of the Trust, the Fund or any Shareholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in accordance with the Trust Agreement.

Voting Rights

Shareholders have very limited voting rights.  Specifically, the Trust Agreement provides that Shareholders holding Shares representing at least a majority (50%) of the Trust’s outstanding Shares (excluding Shares acquired by the Sponsor in connection with its initial capital contribution) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption.  (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.)  In addition, Shareholders holding Shares representing seventy-five percent (75%) of the Trust’s outstanding Shares (excluding Shares acquired by the Sponsor in connection with its initial capital contribution) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.  Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets.  The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or the Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the Fund and that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund and no recourse may be had with respect to the personal property of a Shareholder for satisfaction of any obligation or claim.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Fund.  Under the organizational documents of the Sponsor, Mr. Sal Gilbertie and Mr. Dale Riker are obligated to use commercially reasonable efforts to manage the Sponsor, devote such amount of time to the Sponsor as would be consistent with their roles in similarly placed commodity pool operators, and remain active in managing the Sponsor until they are no longer managing members of the Sponsor or the Sponsor dissolves.   In addition, the Sponsor expects that it will generally constitute the principal and a full-time business activity of its principals, officers and employees. Notwithstanding these obligations and expectations, the Sponsor’s principals may be directors, officers or employees of other entities, and may manage assets of other entities through the Sponsor or otherwise.  The Fund is currently one of several commodity pools managed by the Sponsor and its personnel.  In addition, the Sponsor may establish additional pools in the future.  The principals could have a conflict between their responsibilities to the Fund on the one hand and to those other entities on the other.  The Sponsor believes that it currently has sufficient personnel, time, and working capital to discharge its responsibilities to the Fund in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Fund.  However, it is not possible to quantify the proportion of their time that the Sponsor’s personnel will devote to the Fund and its management, which in large part will depend on whether the Sponsor establishes additional commodity pools in the future and how many such pools are established.

The Sponsor and its principals, officers and employees may trade futures and related contracts for their own accounts.  Shareholders will not be permitted to inspect the trading records of such persons or any written policies of the Sponsor related to such trading.  A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund.  A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Fund.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and conflicts with your best interests.  Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor or investment adviser to commodity pools other than the Fund.  The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages.  In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises.  This potential indemnification will cause the Sponsor’s assets to decrease.  If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund.  The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund.  Neither the Fund nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this prospectus in such business ventures or the income or profits derived from such business ventures.  The pursuit of such business ventures, even if competitive with the activities of the Fund, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws.  The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.  Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at 232 Hidden Lake Road, Building A, Brattleboro, Vermont 05301, or at the offices of the Administrator located at One Wall Street, New York, New York 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Analysis of Critical Accounting Policies

The Fund’s critical accounting policies are set forth in the financial statements that are in this prospectus prepared in accordance with accounting principles generally accepted in the United States, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following:  (i) Fund trades are accounted for on a trade-date basis and marked to market on a daily basis; (ii) the difference between the cost and market value of Oil Interests is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; and (iii) earned interest income, as well as the fees and expenses of the Fund, are recorded on an accrual basis.  The Sponsor believes that all relevant accounting assumptions and policies have been considered.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA.  These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor.  The Trust will also post monthly reports to the Fund’s website www.teucriumoilfund.com.  These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV.  The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate.  In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC.  The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucriumoilfund.com.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select.  The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request.  The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, ,  will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts.  Persons treated as middlemen for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucriumoilfund.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, the Fund and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware.  Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or the Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them.  This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The validity of the Shares being issued hereunder will be passed upon on behalf of the Trust and the Sponsor by Dykema Gossett PLLC.  Dykema Gossett PLLC has also provided the Trust and the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Rothstein, Kass & Company, P.C., an independent registered public accounting firm, has audited the financial statements of the Trust and the Sponsor as of December 31, 2009, and has audited the financial statements of the Fund as of July 31, 2010

Privacy Policy

The Trust and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests.  None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering the Trust (and then only subject to customary undertakings of confidentiality) or as required by law.  The Trust and the Sponsor restrict access to the nonpublic personal information they collect from investors to those employees and service providers who need access to this information to provide services relating to the Trust to investors.  The Trust and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information.  These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. A copy of the current Privacy Policy can be provided on request and is provided to investors annually.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund.  Except where noted otherwise, it deals only with the tax consequences relating to Shares held as capital assets by persons not subject to special tax treatment.  For example, in general it does not address the tax consequences to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark-to-market method of accounting, financial institutions, tax-exempt entities, insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of Shares whose “functional currency” is not the U.S. dollar.  Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Dykema Gossett PLLC (“Dykema”), counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be described in the following paragraphs.  In rendering its opinion, Dykema has relied on the facts and assumption described in this prospectus as well as certain factual representations made by the Trust and the Sponsor.  This opinion is not binding on the Internal Revenue Service (“IRS”).  No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with tax positions taken by the Trust.  If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder.  If a partnership holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law.  Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of that trust, due to the nature of its activities the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes.  In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for federal income tax purposes.  Under the Code, a publicly traded partnership is generally taxable as a corporation.  In the case of an entity (such as the Fund) not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”).  For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends.  In the case of a partnership a principal activity of which is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from futures, forwards, options, and swaps and other notional principal contracts with respect to commodities.  The Trust and the Sponsor have represented the following to Dykema.

•	At least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

•	the Fund is organized and will be operated in accordance with its governing documents and applicable law; and

•	the Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Dykema is of the opinion that the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. The Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the requirements of the qualifying income exception on a continuing basis. No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements. Dykema will not review the Fund’s ongoing compliance with these requirements and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns. In addition, any distributions to Shareholders would not be deductible by the Fund in computing its taxable income. Such distributions would be treated as ordinary dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income ..  No U.S. federal income tax is paid by the Fund on its income. Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions and credits reflected on such returns. If the Fund recognizes income in the form of interest on Treasury Securities and net capital gains from cash settlement of Oil Interests for a taxable year, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements ..  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below concerning certain conventions to be used by the Fund, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Fund intends to allocate tax items using an interim closing of the books method under which income, gains, losses and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the beginning of the first day of the immediately succeeding month. For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he owned it is deemed to hold it through the last day of May) but none of those attributable to April. The tax items attributable to that Share for April will be allocated to the person who is the actual or deemed holder of the Share as of the close of trading on the last trading day of March. Under the monthly convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period. Accordingly, investors may receive no allocations with respect to Shares that they actually held, or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Share. Investors who hold a Share on the last trading day of the first month of the Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Share.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets. For this purpose, unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions and methods described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Shareholders’ interests in the Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations. It is possible that the IRS could successfully challenge the Fund’s allocation methods on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Shareholder to report a greater or lesser share of items of income, gain, loss, or deduction than if the conventions were respected. The Sponsor is authorized to revise the Fund’s methods to conform to the requirements of any future Treasury Regulations.

As noted above, the conventions used by the Fund in making tax allocations may cause a Shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. For example, a Shareholder could be allocated income accruing before it purchased its Shares, resulting in an increase in the basis of the Shares (see “ Tax Basis of Shares ”, below). On a subsequent disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “ Limitations on Deductibility of Losses and Certain Expenses ”, below).

Section 754 election. The Fund intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had directly acquired an interest in the Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Shares and the tax bases of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, the Fund will use certain simplifying conventions and assumptions. In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to make adjustments to Shareholders’ basis in Fund assets. It is possible the IRS could successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.

Section 1256 Contracts ..  Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year ( i.e. , are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 treatment”).

Many of the Fund’s Oil Futures Contracts will qualify as “section 1256 contracts” under the Code.   Some Other Oil Interests that are cleared through a qualified board or exchange will constitute section 1256 contracts.  Gain or loss recognized as a result of the disposition, termination or marking-to-market of the Fund’s section 1256 contracts during a calendar month will be subject to 60-40 treatment and allocated to Shareholders in accordance with the monthly allocation convention.  Under recently enacted legislation, Cleared Oil Swaps and other commodity swaps will most likely not qualify as 1256 contracts for the Fund’s taxable years beginning after July 21, 2010.  If a commodity swap is not taxable as a section 1256 contract, it is likely that:  (i) any gain or loss recognized by the Fund on the sale of such a swap will be treated as a gain or loss from the sale or exchange of a capital asset, (ii) any such gain or loss will be long-term or shot-term capital gain or loss depending on the holding period of the swap in the Fund’s hands, and (iii) such swap will no longer be marked to market for federal income tax purposes like a 1256 contract.

Limitations on Deductibility of Losses and Certain Expenses .  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities. In general, the amount at risk will be a Shareholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees the Fund pays to the Sponsor and other expenses of the Fund constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Shareholder will generally include any interest accrued by the Fund and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that the Fund allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by the Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Shares. Shareholders are urged to consult their own professional tax advisor regarding the effect of limitations under the Code on their ability to deduct your allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its tax return. A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase. In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder. For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares ( e.g. , those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions .  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution. Any cash distributions in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.

Constructive Termination of the Partnership .  The Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Shares within a 12-month period. A termination would result in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss. It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Shares sold. If a Shareholder fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Fund.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case —

•	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

•	any of the income, gain, loss or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for tax purposes; and

•	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other Tax Matters

Information Reporting ..  The Fund provides tax information to the beneficial owners of Shares and to the IRS. Shareholders of the Fund are treated as partners for federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to the Fund. The nominee is required to supply the beneficial owner of the Shares with the information furnished to the Fund.

Partnership Audit Procedures ..  The IRS may audit the federal income tax returns filed by the Fund. Adjustments resulting from any such audit may require each Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return. Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the “tax matters partner” and to represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of the Fund.

Tax Shelter Disclosure Rules ..  In certain circumstances the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess a specified threshold from a sale or redemption of its Shares and possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.   Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If the Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then in computing its UBTI, the Shareholder must include its share of (1) the Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Fund currently does not anticipate that it will borrow money to acquire investments; however, the Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The federal tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization. The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies.   Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis. The Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest;” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 35% for both individual and corporate Shareholders.  The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions .  The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, the Fund believes that the activities directly conducted by the Fund do not result in the Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that the Fund’s activities constitute a U.S. trade or business.

In the event that the Fund’s activities were considered to constitute a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) on allocations of our income to corporate Non-U.S. Shareholders.  A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability. Any amount withheld by the Fund will be treated as a distribution to the Non-U.S. Shareholder.

If the Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer.

The Trust expects that most of the Fund’s interest income will qualify as portfolio interest. In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares ..  Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a current rate of 28% from payments to: (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.  The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c), and may increase in future tax years.

Other Tax Considerations

In addition to federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholders reside. Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Dykema has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Additionally, under the recently-enacted Hiring Incentives to Restore Employment Act (“Hire Act”), Congress modified certain rules with respect to information reporting and certification requirements, in particular with respect to “U.S. accounts” maintained at foreign institutions.  Congress delegated broad authority to the United States Treasury Department to promulgate regulations to implement the new withholding and reporting regime.  Prospective investors in Shares should consult their tax advisors regarding elements of the Hire Act that may be relevant to an investment in Shares.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both.  This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund.  Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof.  This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors.  The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio.  Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code.  Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security.  If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances.  In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares.  The Sponsor believes that the Shares therefore constitute publicly-offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan.  In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules.  For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement.  If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA.  Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA.  Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA.  For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption.  Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans.  Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them.  These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above.  In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan.  The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares.  You should rely only on the information contained in this prospectus or any applicable prospectus supplement.  None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement.  Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions.  The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act.  This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.  Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucriumoilfund.com.  The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.  The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.  The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act.  The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov ..

TEUCRIUM TRADING, LLC — INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Members of
Teucrium Trading, LLC

We have audited the accompanying consolidated statement of financial condition of Teucrium Trading, LLC and subsidiary (A Development Stage Company) (the “Company”) as of December 31, 2009, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the period from September 1, 2009 (date of inception) to December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teucrium Trading, LLC and subsidiary as of December 31, 2009, and the results of its operations, changes in members’ equity, and its cash flows for the period from September 1, 2009 (date of inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 22, 2010

Teucrium Trading, LLC and Subsidiary
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	June 30, 2010 (Unaudited)	December 31, 2009
ASSETS

Cash and cash equivalents	$5,697,882	$847,433
Prepaid expenses	7,701	6,000
Commodity futures contracts	204,495	-
Collateral, due from broker	481,410	-
Interest receivable	609	-

Total assets	$6,392,097	$853,433

LIABILITIES AND MEMBERS' EQUITY

Liabilities
Accrued expenses	$621,941	$163,040
Short-term debt	800,000	-
Other liabilities	25,469	-
Interest payable	4,159	-
	1,451,569	163,040

Members' Equity
Members' (deficit) equity	(186,999)	740,393
Less subscription receivable	(50,000)	(50,000)
Total Teucrium Trading, LLC members' equity	(236,999)	690,393
Noncontrolling interest	5,177,527	-
Total members' equity	4,940,528	690,393

Total liabilities and members' equity	$6,392,097	$853,433

See accompanying notes.

Teucrium Trading, LLC and Subsidiary
(A Development Stage Company)
CONSOLIDATED SCHEDULE OF INVESTMENTS
June 30, 2010 (Unaudited)

	Fair	Percentage of	Notional
Description	Value	Net Assets	Value

Commodity futures contracts
United States Corn Futures Contracts
CBOT Corn Futures (100 contracts, settlement date Sept. 14, 2010)	$83,350	1.61%	$1,813,750
CBOT Corn Futures (84 contracts, settlement date Dec. 14, 2010)	71,064	1.37	1,568,700
CBOT Corn Futures (89 contracts, settlement date Dec. 14, 2011)	50,081	0.97	1,806,700
	$204,495	3.95%	$5,189,150

See accompanying notes.

Teucrium Trading, LLC and Subsidiary
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the six months ended June 30, 2010 (unaudited)	From Inception (September 1, 2009) through December 31, 2009	From Inception (September 1, 2009) through June 30, 2010 (unaudited)

Income
Realized and unrealized gain on trading of commodity futures contracts:
Realized gain on commodity futures contracts	$980	$-	$980
Net change in unrealized appreciation or depreciation on commodity futures contracts	204,495	-	204,495
Interest income	1,314	-	1,314
Other income	196	-	196
Total income	206,985	-	206,985

Expenses
Professional fees	680,217	816,374	1,496,591
Salaries, wages and benefits	166,500	41,118	207,618
General and administrative	97,602	11,035	108,637
Unit-based compensation	86,000	-	86,000
Custodian's fees and expenses	7,787	-	7,787
Interest expense	4,159	-	4,159
Business permits and licenses	585	117,580	118,165

Total expenses	1,042,850	986,107	2,028,957

Net loss	(835,865)	(986,107)	(1,821,972)

Net income attributable to noncontrolling interest	(177,527)	-	(177,527)

Net loss attributable to Teucrium Trading, LLC	$(1,013,392)	$(986,107)	$(1,999,499)

See accompanying notes.

TEUCRIUM TRADING, LLC and Subsidiary
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
For the period from Inception (September 1, 2009) through December 31, 2009 and for the Six Months Ended June 30, 2010 (unaudited)
		Par Unit	Class A	Class B-1	Class B-2	Subscription		Noncontrolling	Members'
	Units	Value	Equity Total	Equity Total	Equity Total	Receivable	Subtotal	Interest	Equity Total
Balances, at Inception			$-	$-	$-	$-	$-	$-	$-
Equity Contributed through Note Conversion
Class B-1 Units - issued October 26, 2009	38.961	5,775.01		225,000		(50,000)	175,000		175,000
Equity Contributed for Member Interest and Option
Class A Units - issued August 12, 2009	1,000.000	1.50	1,500				1,500		1,500
Class B-1 Units - issued October 26, 2009	259.740	5,775.01		1,500,000			1,500,000		1,500,000
Net loss			(882)	(985,225)			(986,107)		(986,107)
Balances, December 31, 2009	1,298.701		618	739,775	-	(50,000)	690,393		690,393
Class B-2 Units - issued February 11, 2010 (Unaudited)	100.000	860.00			86,000		86,000		86,000
Purchase of Units by Noncontrolling Interest (Unaudited)								5,000,000	5,000,000
Net (loss) income (Unaudited)			(131,517)	(782,785)	(99,090)		(1,013,392)	177,527	(835,865)
Balances, June 30, 2010 (Unaudited)	1,398.701		$(130,899)	$(43,010)	$(13,090)	$(50,000)	$(236,999)	$5,177,527	$4,940,528

See accompanying notes.

Teucrium Trading, LLC and Subsidiary
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the six months ended June 30, 2010 (unaudited)	From Inception (September 1, 2009) through December 31, 2009	From Inception (September 1, 2009) through June 30, 2010 (unaudited)
Cash Flows from Operating Activities
Net loss before allocation to noncontrolling interest	$(835,865)	$(986,107)	$(1,821,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Net change in unrealized appreciation or depreciation on commodity futures contracts	(204,495)	-	(204,495)
Unit-based compensation	86,000	-	86,000
Changes in Operating Assets and Liabilities:
Prepaid expenses	(1,701)	(6,000)	(7,701)
Collateral, due from broker	(481,410)	-	(481,410)
Interest receivable	(609)	-	(609)
Accrued expenses	458,901	163,040	621,941
Other liabilities	25,469	-	25,469
Interest payable	4,159	-	4,159

Net cash used in operating activities	(949,551)	(829,067)	(1,778,618)

Cash Flow from Financing Activities
Proceeds from short-term debt	800,000	-	800,000
Proceeds from convertible debt	-	175,000	175,000
Proceeds from sale of member equity and option	-	1,501,500	1,501,500
Purchase of units by noncontrolling interest	5,000,000	-	5,000,000
Net cash provided by financing activities	5,800,000	1,676,500	7,476,500

Net Increase in Cash and Cash Equivalents	4,850,449	847,433	5,697,882

Cash and Cash Equivalents, beginning of period	847,433	-	-

Cash and Cash Equivalents, end of period	$5,697,882	$847,433	$5,697,882

Non-Cash Transactions
Conversion of debt into members' equity (including $50,000 which had not been received by the Company)	$-	$225,000	$225,000

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization and Operation

Teucrium Trading, LLC, (the “Company”), a Delaware limited liability company, formed on July 28, 2009 and began operations on September 1, 2009.  The principal office is located at 232 Hidden Lake Road, Brattleboro, Vermont 05301.  The Company is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and became a member of the National Futures Association (“NFA”) on November 10, 2009.

The Company is solely responsible for the management and conducts or directs the conduct of the business of the Teucrium Commodity Trust (the “Trust”), a Delaware statutory trust, and any other series of the Trust that may from time to time be established and designated by the Company. Teucrium Corn Fund (the “Fund”) is a commodity pool that is a series of the Trust.

The Company is required to oversee the purchase and sale of Shares by Authorized Purchasers (one that purchases or redeems creation baskets or redemption baskets, respectively, from or to the Fund), and to manage the Fund’s investments, including to evaluate the credit risk of futures commission merchants and swap counterparties and to review daily positions and margin/collateral requirements.

 The Company has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s units and the conduct of the Trust’s activities.

The Company, together with the Fund, entered into marketing agent agreements with ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective agreements.

On June 5, 2010 the Fund’s initial registration of 30,000,000 shares on form S-1 was declared effective by the Securities and Exchange Commission (“SEC”).  On June 9, 2010, the Fund listed its shares on the NYSE Arca under the ticker symbol “CORN”.  On that day, the Fund issued 200,000 shares in exchange for $5,000,000 at the Fund’s initial net asset value (“NAV”) of $25 per share.  The Fund also commenced investment operations on June 9, 2010 by purchasing commodity futures contracts traded on the Chicago Board of Trade (“CBOT”).  As of June 30, 2010, the Fund had a total of 200,004 shares outstanding.  Registration statements have also been filed to register units of the Teucrium WTI Crude Oil Fund (“CRUD”), Teucrium Natural Gas Fund (“NAGS”), Teucrium Sugar Fund (“CANE”), Teucrium Soybean Fund (“SOYB”), and Teucrium Wheat Fund (“WEAT”), which would represent additional future series of the Trust.  The Trust and the Fund operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”).

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the Company and the Trust. All material inter-company transactions and balances have been eliminated in the consolidation.  The consolidated financial statements of the Company also include the noncontrolling interests of the unit holders in the Fund.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements for the six months ended June 30, 2010 have been prepared pursuant to the rules and regulations of the SEC and were prepared on the same basis as the consolidated financial statements for the period ended December 31, 2009.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for this interim period, have been made.  The operations for such interim period are not necessarily indicative of the operations for the full year.

Noncontrolling Interests

The consolidated financial statements of the Company include the noncontrolling interests of the unitholders in the Fund.  Net income and loss is allocated between the Company and the noncontrolling interests based on their respective relative ownership interest in the Fund.

Development Stage Company

The Company has been classified as a development stage enterprise. The accompanying consolidated financial statements have been prepared in accordance with FASB Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities.”A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

  Revenue Recognition

The Company receives a fee as compensation for services performed under the Trust agreement.  The Company’s fee accrues daily and is paid monthly at an annual rate of 1.00% of the average daily net assets of the Fund.  The Company will receive no compensation from the Fund other than such fee.  The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including brokerage fees, SEC and the Financial Industry Regulatory Authority (“FINRA”) registration fees and legal, printing, accounting, custodial, administration and transfer agency costs. The Company has borne or will bear the costs and expenses related to the initial offering and sale of units.

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the market value (as determined by exchange settlement prices) as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. The Fund earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at a rate equal to 85% of the overnight of Federal Funds Rate. In addition, the Fund earns interest on funds held at the custodian at prevailing market rates for such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Creations and Redemptions

Authorized purchasers purchase creation baskets of the Fund only in blocks of 100,000 units equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Authorized purchasers redeem units from the Fund only in blocks of 100,000 units called “Redemption Baskets”. The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Fund’s units in the Redemption Basket as of the end of each business day.

The Fund will receive or pay the proceeds from units sold or redeemed within three business days after the trade-date of the purchase or redemption. The amounts due from authorized purchasers will be reflected in the Fund’s statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company does not record a provision for income taxes because the partners report their share of the Company’s income or loss on their income tax returns.  The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes.

In accordance with FASB ASC 740-10, Accounting for Uncertainty in Income Taxes, the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Company is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Company recoding a tax liability that reduces net assets.  This policy has been applied to all existing tax positions upon the Company’s initial adoption for the period ended December 31, 2009.  Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s financial statements upon adoption.  However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.  The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the periods ended June 30, 2010 (unaudited) and December 31, 2009.

Offering Costs

The Company expenses all initial offering costs associated with the registration of the Funds. Costs include, but are not limited to, legal fees pertaining to the Funds’ units offered for sale, SEC and state registration fees, initial fees paid to be listed on an exchange and underwriting and other similar costs. The initial offering and organization costs incurred to start the Funds will be borne by the Company and not be charged to the Funds.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less.  The Company reported its cash equivalents in the Consolidated Statement of Financial Condition at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Company has a substantial portion of its assets on deposit with banks. Assets deposited with the bank may, at times, exceed federally insured limits of $250,000.  The Company had a balance of $5,519,755(unaudited) and $183,167 in money market funds at June 30, 2010 and December 31, 2009, respectively; these balances are included in cash and cash equivalents on the Consolidated Statement of Financial Condition.

Valuation of Cash Equivalents at Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Fund uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund.  Unobservable inputs reflect the Fund’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.  Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.  Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for securities categorized in Level 3.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Fund’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Fund uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy. The Company’s adoption of this standard did not have a material effect on its consolidated financial position, results of operations or liquidity.

Note 3 – Fair Value Measurements

The Fund’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Fund’s significant accounting policies in Note 2.

The following table presents information about the Fund’s assets measured at fair value as of June 30, 2010 and December 31, 2009:

June 30, 2010 (Unaudited)
	Quoted Prices
	in Active	Significant
	Markets for	other	Significant	Balance
	Identical	Observable	Observable	as of
	Assets	Inputs	Inputs	June 30,
	Levels 1	Level 2	Level 3	2010

Cash equivalents	$5,519,755	$-	$-	$5,519,755
Futures contracts	204,495	-	-	204,495
Total	$5,724,250	$-	$-	$5,724,250

December 31, 2009
	Quoted Prices
	in Active	Significant
	Markets for	other	Significant	Balance
	Identical	Observable	Observable	as of
	Assets	Inputs	Inputs	June 30,
	Levels 1	Level 2	Level 3	2010

Cash equivalents	$183,167	$-	$-	$183,167

Note 4 -Derivative Instruments and Hedging Activities

In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities.  Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment.  The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks.  In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of  its counterparties to meet the terms of their contracts.  For the period ended June 30, 2010, the Fund had invested only in corn commodity futures contracts.

Futures Contracts

The Fund is subject to commodity price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund.  Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities.  A customer's cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available.  It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments (unaudited) included in the consolidated statements of financial condition as commodity futures contratcs, categorized by primary underlying risk, at June 30, 2010.  Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting.  Total derivative assets and liabilities are adjusted on an aggregate basis to take into consideration the effects of master netting arrangements and have been reduced by the application of cash collateral receivables and payables with its counterparties. The following tables also identify the net gain and loss amounts (unaudited) included in the consolidated statement of operations as realized and unrealized gain on trading of commodity futures contracts, categorized by primary underlying risk, for the period ended June 30, 2010.

At June 30, 2010, the fair values of derivative instruments (unaudited) were as follows:

Primary Underlying Risk	Asset Derivatives	Liability Derivatives	Net Derivatives
Commodity Price
Futures Contracts	$204,495	$-	$204,495

The following is a summary of realized and unrealized gains and losses of the derivative instruments (unaudited) utilized by the Fund, as of June 30, 2010.

	Realized Gain on	Net Change in Unrealized Gain
Primary Underlying Risk	Derivative Instruments	on Derivative Instruments
Commodity Price
Futures Contracts	$980	$204,495

Volume of Derivative Activities

At June 30, 2010, the notional amounts and number of contracts (unaudited), categorized by primary underlying risk, are as follows:

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Futures contracts	$5,189,150	273

Note 5 – Capitalization (including debt)

The Company is authorized to issue equity interests in the Company designated as "membership units" which shall constitute "membership interests" and shall initially include Class A units, Class B-1 units and Class B-2 units. Class A Units are granted the right to vote on all matters regarding management and members. The voting rights granted to Class B units are limited to matters requiring a majority vote of Class A units, including but not limited to, dissolution.

Ownership or “membership” interests in the Company are owned by persons referred to as “members.”  The Company currently has three voting or “ClassA” members – Mr. Sal Gilbertie, Mr. Dale Riker and Mr. Carl N. Miller III – and a small number of non-voting or “Class B” members who have provided working capital to the Company.  Messrs. Gilbertie and Riker each currently own 45% of the Company’s Class A membership interests.

The members (acting by a majority vote of the Class A members) are authorized, by resolution or resolutions, to create and to issue, on behalf of the Company, different classes, groups or series of membership units and to fix for each such class, group or series such voting powers (full or limited or no voting powers), and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the members (acting by a majority vote of the Class A members) in exchange for contributions of cash or property, the provision of services or such other consideration, as may be determined by the members (acting by a majority vote of the Class A members). Each membership unit of a class of membership units shall be identical in all respects to each other membership unit of such class. All membership units may be issued as fractional units.

The Company entered into convertible notes on September 28, 2009 for $225,000, and the note holders have rights to convert for 3% interest in the Company. On October 28, 2009, the note holders converted $225,000, including $50,000 which had not been received by the Company. Due primarily to the short-term nature of the convertible notes, the Company has determined that the bifurcation of the convertible debt would not have had material impact on the consolidated financial statements.  In August 2010, the Company received the $50,000 included in subscription receivable.

During the period from inception (September 1, 2009) through December 31, 2009, GFI Group LLC contributed $1,500,000 in cash in connection with its interest in the Company through Class B-1 units and an option agreement.The Company granted GFI Group LLC the right and option to purchase that number of Class B-1 units of the Company representing the Percentage Interest in the Company at the exercise price shown below (the “Option”):

-Percentage Interest subject to Option: Up to 5%
-Exercise Price: $2,500,000 per each two and one-half percent (2.5%) (the “Incremental Exercise Percentage”)  Percentage Interest, for an aggregate exercise price of $5,000,000.
-TheOption shall become vested and exercisable in full as of the date of grant.
-The Option shall expire and cease to be exercisable upon the five-year anniversary of the date the option was granted, October 28, 2009.

On June 7, 2010, the Company entered into a debt agreement (the “Loan Agreement”) with GFI Group LLC. Under the terms of the Loan Agreement, the Company borrowed $800,000 for a one year term at an annual interest rate of 8.25%. The payment of principal and interest is due at maturity and is subject to optional prepayment by the Company at anytime without premium or penalty.  The Loan Agreement is collateralized by substantially all of the current and future assets of the Company.

In connection with the execution of the Loan Agreement, the terms of the Option Agreement were modified to allow GFI Group LLC to purchase that number of Class B-1 units of the Company representing the Percentage Interest in the Company at the exercise price shown below (the “Modified Option”):

-Percentage Interest subject to the Modified Option:  Up to 5%
-Exercise Price:  $2,100,000 per each two and one-half percent (2.5%) Incremental Exercise Percentage Interest for an aggregate exercise price of $4,200,000.

The Company determined that modification of the Option Agreement did not change the de minimus value of the Option.

Note 6 — Unit-Based Compensation

In February 2010, the Company issued 100 units of Class B-2 shares to a small number of non-employee individuals representing 7% of the total collective Company membership interests.  The Class B-2 shares were awarded based on services. The Class B-2 shares generally have the same rights as Class B-1 shares; however in the event of termination, the Class B-2 shares are subordinate to Class B-1 shares regarding any distributions. The Class B-2 shares are redeemable  at the sole option of the Company at a predetermined price of $1,000,000 per 1% of collective membership interests represented by the Class B-2 shares.

For the six months and inception to date period ended June 30, 2010, $86,000 (unaudited) of unit-based compensation expense representing the estimated fair value of the Class B-2 shares issued is included on the statement of operations. In accordance with FASB ASC Topic 505, “Equity,” the Company determined the fair value of the Class B-2 shares issued based on recent similar transactions, the financial condition and book value of the Company at the time of issuance, and the respective rights of the Class B-2 shares versus the other classes of membership interests.

Note 7 — Related Party Transactions

The Riker Group has invoiced $120,000 (unaudited) and $100,000 for professional services rendered by Dale Riker for the periods ended June 30, 2010 and December 31, 2009, respectively; $20,000 is included in the accrued expenses balance on the accompanying Consolidated Statements of Financial Condition at June 30, 2010 (unaudited) and December 31, 2009.

Carl Miller received a salary of $60,000 (unaudited) and $20,000 for the periods ending June 30, 2010 and December 31, 2009, respectively.

Sal Gilbertie received a salary of $67,500 (unaudited) for the period ending June 30, 2009.

Gilbertie Herb Farm was paid $9,000 for rent for the period September 1, 2009 through December 31, 2010.  Prepaid expenses on the Consolidated Statements of Financial Condition included prepaid rent of $3,000 (unaudited) and $6,000 at June 30, 2010 and December 31, 2009, respectively.

Note 8 — Recent Accounting Pronouncements

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) and a new Hierarchy of Generally Accepted Accounting Principles which establishes only two levels of GAAP: authoritative and nonauthoritative. The Codification is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, except for rules and interpretive releases of the SEC, which are additional sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Company adopted the new guidelines and numbering system prescribed by the Codification when referring to GAAP for the year ended December 31, 2009. The application of the Codification did not have an impact on the Company’s consolidated financial statements; however, all references to authoritative accounting literature will now be references in accordance with the Codification.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value. The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets. If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles. The Company adopted the guidance for the year ended December 31, 2009, and there was no material impact on the Company’s consolidated financial statements or related footnotes.

In December 2009, the FASB issued ASU 2009-17, “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010.The Company adopted this guidance on January 1, 2010 with no impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements” (ASU 2010-06), to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements. The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The Company adopted this guidance on January 1, 2010 with no impact on the Company’s consolidated financial statements.

Note 9 - Financial Highlights - Fund (Unaudited)

The following table presents per unit performance data and other supplemental financial data for the Fund for the period June 9, 2010 (commencement of operations) to June 30, 2010. This information has been derived from information presented in the financial statements.

Per Share Operation Performance
Net asset value at beginning of period	$25.00
Income from investment operations:
Investment income	-
Net realized and unrealized gain on commodityfutures contracts	1.04
Total expenses	(0.15)
Net increase in net asset value	0.89
Net asset value end of period	$25.89
Total Return	3.56%
Ratios to Average Net Assets (Annualized)
Total expense	9.95%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from the Fund.  The ratios, excluding non-recurring expenses, have been annualized.

TEUCRIUM COMMODITY TRUST — INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	115

Statement of Assets and Liabilities	116

Notes to Statement of Assets and Liabilities	121

Report of Independent Registered Public Accounting Firm

To the Sponsor of
Teucrium Commodity Trust

We have audited the accompanying statement of assets and liabilities of Teucrium Commodity Trust   (the “Trust”) as of December 31, 2009. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teucrium Commodity Trust   as of December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
March 22, 2010

TEUCRIUM COMMODITY TRUST
CONDENSED CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

	June 30, 2010 (unaudited)	December 31, 2009

Assets

Equity in BNY Mellon trading accounts:
Cash and cash equivalents	$4,519,670	$100
Commodity futures contracts	204,495	-
Collateral, due from broker	481,410	-
Interest receivable	609	-
	5,206,184	100

Liabilities

Management fee payable to Sponsor	3,084	-
Other liabilities	25,469	-
Total liabilities	28,553	-

Net Assets	$5,177,631	$100

The accompanying notes are an integral part of this financial statement.

TEUCRIUM COMMODITY TRUST
CONDENSED CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)
June 30, 2010

	Fair	Percentage of	Notional
Description	Value	Net Assets	Value

Commodity futures contracts
United States Corn Futures Contracts
CBOT Corn Futures (100 contracts, settlement date Sept. 14, 2010)	$83,350	1.61%	$1,813,750
CBOT Corn Futures (84 contracts, settlement date Dec. 14, 2010)	71,064	1.37	1,568,700
CBOT Corn Futures (89 contracts, settlement date Dec. 14, 2011)	50,081	0.97	1,806,700
	$204,495	3.95%	$5,189,150

The accompanying notes are an integral part of this financial statement.

TEUCRIUM COMMODITY TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

From commencement of
operations (June 9, 2010)
through June 30, 2010
Income
Realized and unrealized gain on trading of commodity futures contracts:
Realized gain on commodity futures contracts	$980
Net change in unrealized appreciation or depreciation on commodity futures contracts	204,495
Interest income	609
Total Income	206,084

Expenses
Audit fee	8,010
Custodian's fees and expenses	7,787
Distribution and marketing fee	6,230
Other fees	3,442
Management fee	3,084
Total Expenses	28,553

Net Income	$177,531

The accompanying notes are an integral part of this financial statement.

TEUCRIUM COMMODITY TRUST
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS (Unaudited)

From commencement of
operations (June 9, 2010)
through June 30, 2010
Operations
Net Income	$177,531

Capital transactions
Issuance of 200,000 Shares	5,000,000
Net change in net assets	5,177,531

Net assets, beginning of period	100

Net assets, end of period	$5,177,631

The accompanying notes are an integral part of this financial statement.

TEUCRIUM COMMODITY TRUST
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

From commencement of
operations (June 9, 2010)
through June 30, 2010
Cash Flows from Operating Activities:
Net income	$177,531
Net change in unrealized appreciation or depreciation on commodity fututures contracts	(204,495)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Collateral, due from broker	(481,410)
Interest receivable	(609)
Management fee payable to Sponsor	3,084
Other liabilities	25,469
Net cash used in operating activities	(453,466)

Cash Flows from Financing Activities:
Proceeds from sale of Shares	5,000,000
Net change in cash	4,519,570
Cash and cash equivalents, beginning of period	100
Cash and cash equivalents, end of period	$4,519,670

The accompanying notes are an integral part of this financial statement.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization and Operation

Teucrium Commodity Trust (“Trust”) is a Delaware statutory trust organized on September 11, 2009, and is a series trust which includes Teucrium Corn Fund (the “Fund”), a commodity pool which shares may be purchased and sold on the New York Stock Exchange (“NYSE”) Arca.  The Fund issues common units, called the “Shares,” representing fractional undivided beneficial interests in the Fund.  Additional series of the Trust that will be separate commodity pools may be created in the future, but the Fund is currently the Trust’s only series in operation.  Registration statements have also been filed to register units of the Teucrium WTI Crude Oil Fund (“CRUD”), Teucrium Natural Gas Fund (“NAGS”), Teucrium Sugar Fund (“CANE”), Teucrium Soybean Fund (“SOYB”), and Teucrium Wheat Fund (“WEAT”), which would represent additional future series of the Trust.  The Trust and the Fund operate pursuant to the Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”).

The investment objective of the Fund is to have the daily changes in percentage terms of the Shares’ NAV reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for three futures contracts for corn (“Corn Futures Contracts”) that are traded on the Chicago Board of Trade (“CBOT”), specifically (1) the second-to-expire CBOT Corn Futures Contract, weighted 35%, (2) the third-to-expire CBOT Corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third-to-expire contract, weighted 35%, less the Fund’s expenses.  (This weighted average of the three referenced Corn Futures Contracts is referred to herein as the “Benchmark,” and the three Corn Futures Contracts that at any given time make up the Benchmark are referred to herein as the “Benchmark Component Futures Contracts.”)

The Fund commenced investment operations on June 9, 2010 and has a fiscal year ending on December 31. The Fund’s sponsor is Teucrium Trading, LLC (the “Sponsor”). The Sponsor is responsible for the management of the Fund. The Sponsor is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective November 10, 2009.

The accompanying unaudited financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and, therefore, do not include all information and footnote disclosure required under accounting principles generally accepted in the United States of America. The financial information included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the Fund’s financial statements for the interim period.  It is suggested that these condensed consolidated interim financial statements be read in conjunction with the consolidated financial statements and related notes included in Amendment No. 3 to Form S-1.  The operating results from the commencement of operations (June 9, 2010) through June 30, 2010 are not necessarily indicative of the results to be expected for the full year ending December 31, 2010.

On June 5, 2010, the Fund’s initial registration of 30,000,000 shares on Form S-1 was declared effective by the SEC. On June 9, 2010, the Fund listed its shares on the NYSE Arca under the ticker symbol “CORN”. On that day, the Fund issued 200,000 shares in exchange for $5,000,000 at the Fund’s initial NAV of $25 per share. The Fund also commenced investment operations on June 9, 2010 by purchasing commodity futures contracts traded on the Chicago Board of Trade (“CBOT”).  As of June 30, 2010, the Fund had a total of 200,004 shares outstanding.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

 The consolidated financial statements include the accounts of the Trust and the Fund.  All intercompany transactions and balances have been eliminated in consolidation.  For the period ended June 30, 2010, the operations of the Trust consist entirely of the operations of the Fund, which commenced operations on June 9, 2010.

Revenue Recognition

Commodity futures contracts are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized appreciation or depreciation on commodity futures contracts are reflected in the statement of operations as the difference between the original contract amount and the market value (as determined by exchange settlement prices) as of the last business day of the year or as of the last date of the financial statements. Changes in the appreciation or depreciation between periods are reflected in the statement of operations. The Fund earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at a rate equal to 85% of the overnight of Federal Funds Rate. In addition, the Fund earns interest on funds held at the custodian at prevailing market rates for such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

The Trust does not record a provision for income taxes because the partners report their share of the Trust’s income or loss on their income tax returns.  The financial statements reflect the Trust’s transactions without adjustment, if any, required for income tax purposes.

In accordance with Generally Accepted Accounting Principles (“GAAP”), the Trust is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Trust files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Trust is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Trust recoding a tax liability that reduces net assets.  This policy has been applied to all existing tax positions upon the Trust’s initial adoption for the period ended December 31, 2009.  Based on its analysis, the Trust has determined that the adoption of this policy did not have a material impact on the Trust’s financial statements upon adoption.  However, the Trust’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.  The Trust recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the periods ended June 30, 2010 (unaudited) and December 31, 2009.

Creations and Redemptions

Authorized Purchasers may purchase creation baskets consisting of 100,000 shares from the Fund as of the beginning of each business day based upon the prior day’s net asset value. Authorized Purchasers may redeem shares from the Fund only in blocks of 100,000 shares called “redemption baskets”. The amount of the redemption proceeds for a redemption basket will be equal to the net asset value of the shares in the redemption basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received.

The Fund receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in the statement of assets and liabilities as receivable for shares sold and amounts payable to Authorized Purchasers upon redemption is reflected as payable for shares redeemed.

Cash Equivalents

Cash equivalents are highly-liquid investments with original maturity dates of three months or less at inception.  The Trust reported its cash equivalents in the statement of assets and liabilities at market value, or at carrying amounts that approximate fair value, because of their highly-liquid nature and short-term maturities. The Trust has a substantial portion of its assets on deposit with banks. Assets deposited with the bank may, at times, exceed federally insured limits.  The Trust had a balance of $4,519,670 (unaudited) and $0 in money market funds at June 30, 2010 and December 31, 2009, respectively; these balances are included in cash and cash equivalents on the statement of assets and liabilities.

Sponsor Fee

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Trust and the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum on average net assets. The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays the fees and expenses associated with the Trust’s tax accounting and reporting requirements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Valuation of Cash Equivalents at Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Trust uses various valuation approaches.  In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust.  Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.  Valuation adjustments and block discounts are not applied to Level 1 securities.  Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction.  To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.  Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.  Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for securities categorized in Level 3.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls, is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure.  Therefore, even when market assumptions are not readily available, the Trust’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.  The Trust uses prices and inputs that are current as of the measurement date, including periods of market dislocation.  In periods of market dislocation, the observability of prices and inputs may be reduced for many securities.  This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Note 3 – Fair Value Measurements

The Trust’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy as described in the Trust’s significant accounting policies in Note 2.

The following table presents information about the Trust’s assets measured at fair value as of June 30, 2010:

June 30, 2010 (Unaudited)

	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant	Balance
	Identical Assets	Observable Inputs	Unobservable Inputs	as of June 30,
	Level 1	Level 2	Level 3	2010
Cash Equivalents	$4,519,670	$-	$-	$4,519,670
Futures Contracts	204,495	-	-	204,495
Total	$4,724,165	$-	$-	$4,724,165

Note 4 -Derivative Instruments and Hedging Activities

 In the normal course of business, the Fund utilizes derivative contracts in connection with its proprietary trading activities.  Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment.  The Fund’s derivative activities and exposure to derivative contracts are classified by the following primary underlying risks: interest rate, credit, commodity price, and equity price risks.  In addition to its primary underlying risks, the Fund is also subject to additional counterparty risk due to inability of  its counterparties to meet the terms of their contracts.  For the period ending June 30, 2010, the Fund had invested only in corn commodity futures contracts.

Futures Contracts

The Fund is subject to commodity price risk in the normal course of pursuing its investment objectives. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

The purchase and sale of futures contracts requires margin deposits with a Futures Commission Merchant (“FCM”).  Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are recorded as unrealized gains or losses by the Fund.  Futures contracts may reduce the Fund’s exposure to counterparty risk since futures contracts are exchange-traded; and the exchange’s clearinghouse, as the counterparty to all exchange-traded futures, guarantees the futures against default.

  The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM's proprietary activities.  A customer's cash and other equity deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to the Fund’s pro rata share of segregated customer funds available.  It is possible that the recovery amount could be less than the total of cash and other equity deposited.

The following tables identify the fair value amounts of derivative instruments included in the condensed statement of assets and liabilities as derivative contracts, categorized by primary underlying risk, at June 30, 2010.  Balances are presented on a gross basis, prior to the application of the impact of counterparty and collateral netting.  Total derivative assets and liabilities are adjusted on an aggregate basis to take into consideration the effects of master netting arrangements and have been reduced by the application of cash collateral receivables and payables with its counterparties. The following tables also identify the net gain and loss amounts included in the condensed statement of operations as net gain (loss) from derivative contracts, categorized by primary underlying risk, for the period ended June 30, 2010.

At June 30, 2010, the fair value of derivative instruments were as follows:

Primary Underlying Risk	Asset Derivatives	Liability Derivatives	Net Derivatives
Commodity Price
Futures Contracts	$204,495	$-	$204,495

The following is a summary of realized and unrealized gains and losses of the derivative instruments utilized by the Fund, as of June 30, 2010.

	Realized Gain on	Net Change in Unrealized Gain
Primary Underlying Risk	Derivative Instruments	on Derivative Instruments
Commodity Price
Futures Contracts	$980	$204,495

Volume of Derivative Activities

At June 30, 2010, the notional amounts and number of contracts, categorized by primary underlying risk, are as follows:

	Long exposure
	Notional	Number
Primary underlying risk	amounts	of contracts
Commodity price
Futures contracts	$5,189,150	273
Total	$5,189,150	273

Note 5 – Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements. Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required. The Sponsor is currently evaluating the impact ASU No. 2010-06 will have on the Trust’s financial statement disclosures.

Note 6 - Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the shares, including applicable SEC registration fees will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

TEUCRIUM WTI CRUDE OIL FUND — INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	130

Statement of Assets and Liabilities	131

Notes to Statement of Assets and Liabilities	132

Report of Independent Registered Public Accounting Firm

To the Sponsor of
Teucrium WTI Crude Oil Fund

We have audited the accompanying statement of assets and liabilities of Teucrium WTI Crude Oil Fund (the “Fund”) as of July 31, 2010.  This financial statement is the responsibility of the Fund’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Teucrium WTI Crude Oil Fund as of July 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
September 2, 2010

TEUCRIUM WTI CRUDE OIL FUND
 STATEMENT OF ASSETS AND LIABILITIES
July 31, 2010

Assets
Cash	$100

Net Assets	$100

The accompanying notes are an integral part of this financial statement.

TeucriumWTI Crude Oil Fund

NOTES TO STATEMENT OF ASSETS AND LIABILITIES

Note 1 — Organization and Business

TeucriumWTI Crude Oil Fund (the “Fund”), is a series of Teucrium Commodity Trust (the “Trust”), a Delaware statutory trust organized on September 11, 2009. The Fund operates pursuant to the Trust’s Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”).  The Fund was formed and is managed and controlled by Teucrium Trading, LLC (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on July 28, 2009 that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of the Fund is to have the daily changes in percentage terms of the shares’ net asset value (“NAV”) reflect the daily changes in percentage terms of a weighted average of the closing settlement prices for futures contracts for WTI crude oil, also known as Texas Light Sweet crude oil (“Oil Futures Contracts”) traded on the NYMEX, specifically (1) the nearest to spot June or December Oil Futures Contract, weighted 35%; (2) the June or December Oil Futures Contract following the aforementioned (1), weighted 30%; and (3) the next December Oil Future Contract that immediately follows the aforementioned (2), weighted 35%; less the Fund’s expenses.

The Fund seeks to achieve its investment objective by investing under normal market conditions primarily in Benchmark Component Futures Contracts and in comparable contracts traded on the NYMEX and to a lesser extent the Intercontinental Exchange (“ICE”). The Fund may also invest in other kinds of crude oil futures contracts traded on the NYMEX or ICE or on other domestic or foreign exchanges. This prospectus refers to exchange-traded crude oil futures contracts, collectively, as “Oil Futures Contracts.” In addition to Oil Futures Contracts, the Fund may invest in exchange-traded options on Oil Futures Contracts and in over-the-counter investment options based on the price of crude oil and Oil Futures Contracts, such as forward contracts and swaps (collectively, “Other Oil Interests,” and together with Oil Futures Contracts, “Oil Interests”).  The Sponsor expects to manage the Fund’s investments directly, although it has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management.  The Sponsor is also authorized to select futures commission merchants to execute the Fund’s transactions in Oil Futures Contracts.

The Fund invests in Oil Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Oil Interests. After fulfilling such margin and collateral requirements, the Fund will invest the remainder of its proceeds from the sale of baskets in short-term obligations of the United States government (“Treasury Securities”) or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). Therefore, the focus of the Sponsor in managing the Fund is investing in Oil Interests and in Treasury Securities, cash and/or cash equivalents. The Fund will earn interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Fund’s custodian, the Bank of New York Mellon (the “Custodian”).

The Fund will create and redeem units only in blocks called creation baskets and redemption baskets, respectively.  Only authorized purchasers may purchase or redeem creation baskets or redemption baskets.  An authorized purchaser is under no obligation to create or redeem baskets, and an authorized purchaser is under no obligation to offer to the public units of any baskets it does create.  Baskets are generally created when there is a demand for units, including, but not limited to, when the market price per unit is at (or perceived to be at) a premium to the NAV per share.  Authorized purchasers will then sell such units, which will be listed on the New York Stock Exchange (“NYSE”) Arca, to the public at per-unit offering prices that are expected to reflect, among other factors, the trading price of the units on the NYSE Arca, the NAV of the Fund at the time the authorized purchaser purchased the creation baskets and the NAV at the time of the offer of the units to the public, the supply of and demand for units at the time of sale, and the liquidity of the Oil Futures Contracts market and the market for Other Oil Interests.  The prices of units offered by authorized purchasers are expected to fall between the Fund’s NAV and the trading price of the units on the NYSE Arca at the time of sale.  Similarly, baskets are generally redeemed when the market price per unit is at (or perceived to be at) a discount to the NAV per share.  Retail investors seeking to purchase or sell units on any day are expected to affect such transactions in the secondary market, on the NYSE Arca, at the market price per unit, rather than in connection with the creation or redemption of baskets.

Sponsor Fee

Under the Trust Agreement, the Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Fund. For these services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum on average net assets. The Fund will pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays the fees and expenses associated with the Trust’s tax accounting and reporting requirements with the exception of certain initial implementation services fees and base services fees which will be paid by the Sponsor.

Income Taxes

The Fund does not record a provision for income taxes because the partners report their share of the Fund’s income or loss on their income tax returns.  The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

In accordance with Generally Accepted Accounting Principles (“GAAP”), the Fund is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The Fund files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions.  The Fund is subject to income tax examinations by major taxing authorities for all tax years since inception. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in the Fund recording a tax liability that reduces net assets.  This policy has been applied to all existing tax positions upon the Fund’s initial adoption at July 31, 2010.  Based on its analysis, the Fund has determined that the adoption of this policy did not have a material impact on the Fund’s financial statements upon adoption.  However, the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations, and interpretations thereof.  The Fund recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of July 31, 2010.

Additions and Redemptions

Authorized purchasers may purchase creation baskets consisting of 25,000 units from the Fund as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem units from the Fund only in blocks of 25,000 units called “redemption baskets”. The amount of the redemption proceeds for a redemption basket will be equal to the net asset value of the units in the redemption basket determined as of 4:00 p.m. New York time on the day the order to redeem the basket is properly received.

The Fund receives the proceeds from units sold or pays for redeemed units within three business days after the trade date of the purchase or redemption, respectively. The amounts due from authorized purchasers are reflected in the Fund’s statement of assets and liabilities as receivable for Units sold and amounts payable to authorized purchasers upon redemption is reflected as payable for Units redeemed.

Calculation of Net Asset Value

The Fund’s NAV is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities.

The administrator will calculate the NAV of the Fund once each trading day.  It will calculate NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time.  The NAV for a particular trading day will be released after 4:15 p.m. New York time.

In determining the value of Oil Futures Contracts, the Administrator will use the NYMEX closing price (usually determined as of 2:30 p.m. New York time).  The Administrator will determine the value of all other Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time, in accordance with the current Services Agreement between the Administrator and the Trust.  The value of over-the-counter Oil Interests will be determined based on the value of the commodity or futures contract underlying such Oil Interest, except that a fair value may be determined if the Sponsor believes that the Fund is subject to significant credit risk relating to the counterparty to such Oil Interest.  Treasury Securities held by the Fund will be valued by the Administrator using values received from recognized third-party vendors (such as Reuters) and dealer quotes.  NAV will include any unrealized profit or loss on open Oil Interests and any other income or expense accruing to the Fund but unpaid or not received by the Fund.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 — Recent Accounting Pronouncements

In June 2009, the FASB issued the FASB Accounting Standards Codification (the “Codification”) and a new Hierarchy of Generally Accepted Accounting Principles (“GAAP”) which establishes only two levels of GAAP: authoritative and nonauthoritative. The Codification is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, except for rules and interpretive releases of the SEC, which are additional sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. The Codification is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Fund adopted the new guidelines and numbering system prescribed by the Codification when referring to GAAP on upon formation. The application of the Codification did not have an impact on the Fund’s financial statements; however, all references to authoritative accounting literature will now be references in accordance with the Codification.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05 (ASU 2009-05), “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value,” to amend FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” to provide guidance on the measurement of liabilities at fair value. The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets. If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles. The Fund adopted this guidance upon formation.

In December 2009, the FASB issued ASU 2009-17 (“ASU 2009-17”), “Consolidations (FASB ASC Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codifies FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). ASU 2009-17 represents a revision to former FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities,” and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements.  The Fund adopted the guidance in ASU 2009-17 upon formation.

In January 2010, the FASB issued Accounting Standards Update 2010-06 (“ASU 2010-06”), “Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements,” to require new disclosures related to transfers into and out of Levels 1 and 2 of the fair value hierarchy and additional disclosure requirements related to Level 3 measurements. The guidance also clarifies existing fair value measurement disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The additional disclosure requirements are effective for the first reporting period beginning after December 15, 2009, except for the additional disclosure requirements related to Level 3 measurements, which are effective for fiscal years beginning after December 15, 2010.  The Fund adopted the guidance in ASU 2010-06 upon formation.

Note 3 - Organizational and Offering Costs

Expenses incurred in organizing of the Fund and the initial offering of the shares, including applicable SEC registration fees will be borne directly by the Sponsor. The Fund will not be obligated to reimburse the Sponsor.

Note 4 - Indemnification

Under the Trust Agreement, the trustee (and its directors, employees and agents) is indemnified against any liability, cost or expense it incurs without gross negligence, bad faith or willful misconduct on its part and without reckless disregard on its part of its obligations and duties under the Trust’s organizational documents. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: The Bank of New York Mellon

Authorized Purchaser:   One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark :  A weighted average of daily changes in the closing settlement prices of:  (1) the nearest to spot June or December Oil Futures Contract, weighted 35%; (2) the June or December Oil Futures Contract following the aforementioned (1), weighted 30%; and (3) the June or December Oil Futures Contract following the aforementioned (2), weighted 35%; before taking Fund expenses and interest income into account.

Benchmark Component Futures Contracts:   The three Oil Futures Contracts that at any given time make up the Benchmark.

Business Day:   Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CFTC:   Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Code: Internal Revenue Code.

Commodity Pool:   An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO:   Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket:   A block of 25,000 Shares used by the Fund to issue Shares.

Custodian:   The Bank of New York Mellon

DTC:   The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant:   An entity that has an account with DTC.

DTEF:   A derivatives transaction execution facility.

Exchange Act:   The Securities Exchange Act of 1934.

Exchange for Risk:   A privately negotiated and simultaneous exchange of a futures contract position for a swap or other over-the-counter instrument on the corresponding commodity.

FINRA:   Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Indirect Participants:   Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IntercontinentalExchange (ICE):   An Internet-based exchange for the trading of over-the-counter energy contracts.  The Fund expressly disclaims any association with the ICE or endorsement of the Fund by the ICE and acknowledges that “ICE” and the “IntercontinentalExchange” are registered trademarks of such exchange

Limited Liability Company (LLC):   A type of business ownership combining several features of corporation and partnership structures.

Margin:   The amount of equity required for an investment in futures contracts.

NAV:   Net Asset Value of the Fund.

NFA:   National Futures Association.

NSCC:   National Securities Clearing Corporation.

New York Mercantile Exchange (“NYMEX”):   The primary exchange on which Oil Futures Contracts are traded in the U.S.  The Fund expressly disclaims any association with the NYMEX or endorsement of the Fund by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such exchange.

1933 Act:   The Securities Act of 1933.

Oil Futures Contracts:   WTI future contracts and other future contracts that are traded on the NYMEX or other domestic or foreign exchanges.

Oil Interests:   Oil Futures Contracts and Other Oil Interests.

Option:   The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Oil Interests:   Other crude oil-related investments such as options on Oil Futures Contracts, swaps agreements and forward contracts relating to crude oil, and over-the-counter transactions that are based on the price of crude oil, Oil Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative:   A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket:   A block of 25,000 Shares used by the Fund to redeem Shares.

SEC:   Securities and Exchange Commission.

Secondary Market:   The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders:   Holders of Shares.

Shares:   Common units representing fractional undivided beneficial interests in the Fund.

Sponsor:   Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund.

Spot Contract:   A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Agreement:   An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error:   Possibility that the daily NAV of the Fund will not track the Benchmark.

Treasury Securities:   Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust Agreement:   The Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of March 31, 2010.

Valuation Day:   Any day as of which the Fund calculates its NAV.

You:   The owner of Shares.

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STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM WTI CRUDE OIL FUND

This statement of additional information is the second part of a two part document.  The first part is the Fund’s disclosure document.  The disclosure document and this statement of additional information are bound together, and both parts contain important information.  This statement of additional information should be read in conjunction with the disclosure document.  Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 16.

This statement of additional information and accompanying disclosure document are both dated [date], 2010.

TEUCRIUM WTI CRUDE OIL FUND
TABLE OF CONTENTS
Page

The Commodity Interest Markets	141
Potential Advantages of Investment	151
Benchmark Performance	152

The Commodity Interest Markets

General

The Commodity Exchange Act or CEA governs the regulation of commodity interest transactions, markets and intermediaries.  In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.  The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction.  In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization.  Information regarding commodity interest transactions, markets and intermediaries, and their associated current regulatory environment, is provided below.  Legislative and regulatory changes relating to the information set forth below are currently being discussed, so such information is subject to change.

Futures Contracts
A futures contract such as an Oil Futures Contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place.  Futures contracts are traded on a wide variety of physical and financial commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals.  The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.  The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.  Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market.  Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions.  The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange.  An option on futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest.  The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised.  Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option.  The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels.  Conversely, a put option is said to be in-the-money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest.  Some options, however, expire significantly in advance of such date.  The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value.  As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity.  An option that is out-of-the-money and not offset by the time it expires becomes worthless.  On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others all unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium.  The option buyer deposits his premium with his broker, and the money goes to the option seller.  Option sellers, on the other hand, face risks similar to participants in the futures markets.  For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract.  Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Over-the-Counter Contracts (Forward Contracts and Swaps)

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract.  Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts.  Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved.  Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange.  If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date.  Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date.  In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges.  The forward markets are largely unregulated.  Forward contracts are, in general, not cleared or guaranteed by a third party.  Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties.  In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap.  Like forward contracts, swap agreements are principally traded off-exchange.  Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments.  Swaps do not generally involve the delivery of underlying assets or principal.  Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make.  In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement.  If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less to any collateral deposits it is holding.

As the result of the CFMA, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities.  (Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.”)  Absent a clearing facility, trading in forward contracts and swap agreements is exposed to the creditworthiness of the counterparties on the other side of the trades.  In contrast, where a clearing facility is present, a market participant can look to the clearing facility to guarantee the counterparty’s performance, which effectively eliminates counterparty risk as a concern in entering into derivative instruments.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts.  An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity.  However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market.  Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.  As a result of certain regulatory limitations, options on forward contracts and other over-the-counter options relating to energy commodities such as light, sweet crude oil may not be generally available in United States markets.

Participants

The two broad classes of persons who trade commodities are hedgers and speculators.  Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as oil producers and manufacturers, that market or process commodities.  Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract.  For example, if a hedger contracts to physically sell the commodity at a future date, he may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity.  At the time for performance of the physical contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by the physical contract or he may buy the actual commodity, sell it under the physical contract and close out his futures contract position by making an offsetting sale.

The commodity interest markets enable the hedger to shift the risk of price fluctuations.  The usual objective of the hedger is to protect the profit that he expects to earn from drilling, merchandising, or processing operations rather than to profit from his trading.  However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a commodity interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity.  Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities.  The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid.  Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date.  A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants.  Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms.  Members of a particular exchange and the trades executed on such exchange are subject to the rules of that exchange.  Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members.  Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility.  Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade.  Thereafter, each clearing member party to the trade looks only to the clearing organization for performance.  The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member’s contracts.  Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations.  Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization.  The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

U.S. Futures Exchanges

Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange.  Designated contract markets may offer products to retail customers on an unrestricted basis.  To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, minimization of conflicts of interest and protection of market participants, position limits and dispute resolution procedures.  Among the principal designated contract markets in the United States are the NYMEX, Chicago Board of Trade and the Chicago Mercantile Exchange.  Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations.  DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation.  In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, may be traded on a DTEF.  There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency.  However, if futures contracts and options on futures contracts traded on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a newly designated form of exchange.  An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority.  An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market.  All traders on an exempt board of trade must qualify as eligible contract participants.  Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures.  There is no requirement that an exempt board of trade use a clearing organization.  However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization.  A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a new form of trading platform that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility.  The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority.  In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures, but not physical commodities.

The Sponsor intends to monitor the development of and opportunities and risks presented by the new less-regulated exchanges and exempt boards as well as other trading platforms currently in place or that are being considered by regulators and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these exchanges. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts.  Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator.  In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or a clearing organization does not become substituted for any party.  Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions.  Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade.  Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction.  Consequently, if it enters into transactions on these non-U.S. exchanges, the Fund would be subject to the additional risk of fluctuations in the exchange rate between such currency and the U.S. dollar and the possibility that exchange controls could be imposed in the future.  Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Accountability Levels and Position Limits

The CFTC and U.S. designated contract market have established accountability levels on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control.  Accountability levels are not fixed ceilings, but rather thresholds above which an exchange may exercise greater scrutiny and control over an investor including by imposing position limits.  Among the purposes of accountability levels and position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders.  The accountability levels currently established by the CFTC and NYMEX apply to certain energy commodity interests, such as crude oil and natural gas.  Specifically, the NYMEX’s accountability levels for oil future contracts are 20,000.  While this is not a fixed ceiling, it is a threshold above which the .NYMEX may exercise greater scrutiny and control over an investor, including limiting an investor to holding no more than 20,000 Oil Future Contracts.  U.S. exchanges may set accountability levels and position limits for all commodity interests traded on that exchange.  Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker.  In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy.  The Fund’s commodity interest positions will not be attributable to Shareholders for purposes of determining whether those Shareholders have exceeded applicable accountability levels and position limits.

Daily Price Limits

Most U.S. futures exchanges (but generally not non-U.S. exchanges) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading period by regulations.  These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits.  The daily limits establish the maximum amount that the price of a futures or option on a futures contract may vary either up or down from the previous day’s settlement price.  In general, the NYMEX daily limit for light, sweet crude oil futures contracts is $10 per barrel ($10,000 per contract).  Once the daily limit has been reached in a particular futures or option on a futures contract, no trades may be made at a price beyond the limit.  Positions in the futures or options contract may then be taken or liquidated, if at all, only if traders are willing to effect trades at or within the limit.  Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions.  Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.  The concept of daily price limits is not relevant to over-the-counter contracts, including forwards and swaps, and thus such limits are not imposed by banks and others who deal in those markets.

Commodity Prices

Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events.  Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity prices.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility.  Derivatives clearing organizations are also subject to the CEA and CFTC regulation.  The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges.  The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets.  In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities.  Under the CEA, a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons.  In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators.  Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate.  The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances.  Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement.  Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors.  If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC.  The CFTC has similar authority over introducing brokers, who are persons that solicit or accept orders for commodity interest trades but that do not accept margin deposits for the execution of trades.  The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA.  The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA.  Investors may also be able to maintain a private right of action for violations of the CEA.  The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association.  At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges.  The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers.  The Sponsor, any trading advisor, the selling agents and the clearing brokers will be members of the NFA.  As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection.  Neither the Trust nor the Fund is itself required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules.  The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives.  The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement.  Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law.  The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions.  As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members.  Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC.  As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated.  The Sponsor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.  Although U.S. banks that may act as the Fund’s counterparties in commodity interest transactions are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the commodity interest markets.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

On July 21, 2010, “The Dodd-Frank Wall Street Reform and Consumer Protection Act” was signed into law that includes provisions altering the regulation of commodity interests.  Provisions in the new law include the requirement that position limits on energy-based commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants”; and forced use of clearing house mechanisms for most over-the-counter transactions.  Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in energy futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-the-counter contracts.  The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above.  The new law and rules to be promulgated may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties.  In particular, new position limits imposed on the Fund or its counterparty may impact the Fund’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements including capital and mandatory clearing, may increase the cost of the Fund’s investments and doing business.

Commodity Margin

Margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts.  A margin deposit is like a cash performance bond.  It helps assure the trader’s performance of the futures contracts that he or she purchases or sells.  Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract.  Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation.  As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin.  In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.  Brokerage firms, such as the Fund’s clearing brokers, carrying accounts for traders in commodity interest contracts generally require higher amounts of margin as a matter of policy to further protect themselves.  Over-the-counter trading generally involves the extension of credit between counterparties, so the counterparties may agree to require the posting of collateral by one or both parties to address credit exposure.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full.  When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option.  The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly.  Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Ongoing or “maintenance” margin requirements are computed each day by a trader’s clearing broker.  When the market value of a particular open futures contract changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker.  If the margin call is not met within a reasonable time, the broker may close out the trader’s position.  With respect to the Fund’s trading, the Fund (and not its Shareholders personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

Potential Advantages of Investment

The Advantages of Non-Correlation

Given that historically, the price of crude oil and of Oil Interests has had very little correlation to the stock and bond markets, the Sponsor believes that the performance of the Fund should also exhibit little correlation with the performance of traditional equity and debt portfolio components.  However, non-correlation does not mean that the Fund’s performance will be better than that of other types of investment, and it is entirely possible that the Fund may not outperform other sectors of an investor’s portfolio, or may produce losses.  Additionally, although adding the Fund’s Shares to an investor’s portfolio may provide diversification, the Fund is not a hedging mechanism vis-a-vis traditional debt and equity portfolio components and you should not assume that Fund Shares will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance.  Negative correlation occurs when the performance of two asset classes tend to move in opposite direction to each other.  Non-correlation means only that the Fund’s performance will likely have little relation to the performance of equity and debt instruments, reflecting that certain factors that affect equity and debt prices may affect the Fund differently and that certain factors that affect equity and debt prices may not affect the Fund at all.  The Fund’s net asset value per share may decline or increase more or less than equity and debt instruments during periods of both rising and falling equity and debt markets.  The Sponsor does not expect that the Fund’s performance will be negatively correlated to general debt and equity markets.

Interest Income

Unlike some alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense.  Rather, the Fund’s margin deposits and cash reserves are maintained in Treasury Securities and cash and interest is earned on 100% of these  assets, which include unrealized profits credited to the Fund’s accounts

Benchmark Performance

The following graph provides certain information about the historical performance and volatility of the Benchmark, and the historical correlation of the Benchmark with the spot price of WTI light, sweet crude oil.  The graph shows (1) historical price information for the Benchmark by taking the prices of each Benchmark Component Futures Contract according to publicly available data, weighting each such futures contract as weighted in the Benchmark, and deducting estimated commission charges and other fees and expenses that the Fund will pay, and (2) historical information on the spot price of WTI light, sweet crude oil using the price of the spot month Oil Futures Contract as a proxy.  The graph assumes that each Benchmark Component Futures Contract was rolled into its replacement on the date that it no longer was a Benchmark Component Futures Contract, and each spot month Oil Futures Contract was rolled into the new spot month Oil Futures Contract on its expiration date, and each of these “rolls” is volume adjusted to account for price differentials between the original Oil Futures Contract and its replacement.  For example, if the original Oil Futures Contracts were closed out at a lower price than the price at which the replacement Oil Futures Contracts were entered into, then a lesser number of replacement Oil Futures Contracts were entered into than were closed out.  In this way, the graph takes the hypothetical effect of contango and backwardation into account.  The spot month data in the chart does not reflect any commission charges or the other fees and expenses that the Fund will pay.

The information regarding the Benchmark in the graph is hypothetical, in that neither the Sponsor nor the Fund was using the Benchmark to trade Oil Interests during the period covered by the chart.  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT THE FUND WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OF FOR CUSTOMERS.  BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Furthermore, while the graph below provides information on the hypothetical correlation of the Benchmark with the spot price of WTI light, sweet crude oil, it does not attempt to provide any information on the ability of the Sponsor to cause the Fund’s performance to correlate closely with that of the Benchmark.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$53,478.00
NYSE Arca Listing Fee	$5,000.00
FINRA filing fees	$75,000.00
Blue Sky expenses	n/a
Auditor’s fees and expenses	$250,000.00
Legal fees and expenses	$250,000.00
Printing expenses	$5,000.00
Miscellaneous expenses	n/a
Total	$683,478.00

Item 14. Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust (or, by a series of the Trust separately to the extent the matter in question relates to a single series or disproportionately affects a series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the applicable trust estate or trust estates. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The payment of any amount pursuant to the Trust Agreement shall take into account the allocation of liabilities and other amounts, as appropriate, among the series of the Trust.

Item 15. Recent Sales of Unregistered Securities

On July 31, 2010, the Sponsor made a $100 capital contribution to the Fund.  In connection with the commencement of the offering, the Sponsor will receive 2 Sponsor’s Shares of the Fund to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool.

The above-described transaction was exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction not involving a public offering.  No general solicitation was made by the Fund, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

(a) Exhibits

3.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Registrant.- filed herewith
3.2	Certificate of Trust of the Registrant.*
5.1	Opinion of Dykema Gossett PLLC relating to the legality of the Shares.- filed herewith
8.1	Opinion of Dykema Gossett PLLC with respect to federal income tax consequences. – filed herewith
10.1	Form of Authorized Purchaser Agreement. – filed herewith
10.2	Form of Marketing Agent Agreement and Distribution Agreement - filed herewith
10.3	Global Custody Agreement.**
10.4	Services Agreement.**
10.5	Transfer Agency and Service Agreement.**
23.1	Consents of Dykema Gossett PLLC (included in Exhibit 5.1 and 8.1)
23.2	Consent of Rothstein, Kass & Company, P.C.—filed herewith

*  Incorporated by reference to Registration Statement on Form S-1 for Teucrium Commodity Trust (File No. 333-162033) filed on September 21, 2009 (Accession No. 0001144204-09-049264).

** Incorporated by reference to Pre-Effective Amendment No. 3 on Form S-1 for Teucrium Commodity Trust (File No. 333-162033) filed on March 29, 2010 (Accession No. 0001144204-10-016181).

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunder duly authorized, in the town of Easton, state of Connecticut, on September 7, 2010.

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, Sponsor

By:	/s/ Sal Gilbertie	September 7, 2010
Name:	Sal Gilbertie
Title: President, Principal Executive Officer and Member

Signature	Title	Date

/s/ Sal Gilbertie	In his own capacity as	September 7, 2010
Sal Gilbertie	President/Principal Executive
Officer/Member of the Sponsor, and
as Attorney-In- Fact

/s/ Dale Riker *	Treasurer/Principal Financial	September 7, 2010
Dale Riker	Officer/Principal Accounting
Officer/Secretary/Member of the
Sponsor

/s/ Carl N. Miller III *	Member of the Sponsor	September 7, 2010
Carl N. Miller III

* By Power of Attory
   Filed with Form S-1 (SEC File No. 333-167593)
   on June 17, 2010.

EXHIBIT INDEX

3.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Registrant
5.1	Opinion of Dykema Gossett PLLC relating to the legality of the Shares
8.1	Opinion of Dykema Gossett PLLC with respect to federal income tax consequences
10.1	Form of Authorized Purchaser Agreement
10.2	Form of Marketing Agent Agreement and Distribution Agreement
23.2	Consent of Rothstein, Kass & Company, P.C.